                                                               EXHIBIT 10.75


                      SEVENTH AMENDMENT TO CREDIT AGREEMENT
                      -------------------------------------

         This SEVENTH AMENDMENT TO CREDIT AGREEMENT (the "AMENDMENT"), dated as of November 22, 1996, among PHONETEL TECHNOLOGIES, INC., an Ohio corporation (the "BORROWER"), ING (U.S.) CAPITAL CORPORATION (formerly known as Internationale Nederlanden (U.S.) Capital Corporation), a Delaware corporation ("ING") and CERBERUS PARTNERS, L.P., a Delaware limited partnership ("CERBERUS"), constituting all of the Lenders under the Credit Agreement referenced below, and ING in its capacity as Agent for the Lenders.


                              W I T N E S S E T H:
                              --------------------

         RECITALS:

         A. The Borrower, the Lenders and the Agent have entered into a certain Credit Agreement, dated as of March 15, 1996 (as amended to the date hereof, the "CREDIT AGREEMENT"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

         B. The Borrower has requested an amendment to the Credit Agreement to increase the amount available under the Revolving B Loan Commitment and to revise certain other provisions.

         C. The Lenders are agreeable to amending the Credit Agreement on the terms and conditions set forth herein.

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. AMENDMENT TO SECTION 1.1. Section 1.1 of the Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:

                  "CHEROKEE" means Cherokee Communications, Inc., a Texas corporation.

                  "CHEROKEE ACQUISITION AGREEMENT" means that certain Agreement and Plan of Merger, dated November 21, 1996, among the Borrower, PhoneTel CCI, Inc., Cherokee Communications, Inc. and all of the shareholders of Cherokee Communications, Inc., the form of which is attached to the Seventh Amendment as EXHIBIT A.

                  "CHEROKEE PURCHASE" means the purchase by the Borrower of all of the capital stock of Cherokee pursuant to the terms and conditions of the Cherokee Acquisition Agreement.

                  "PHONETEL CCI" means PhoneTel CCI, Inc., a Texas corporation, and a wholly-owned subsidiary of Borrower.

                  "PUBLIC OFFERINGS" means, collectively, the offering by the Borrower and certain holders of its securities of common stock, $.01 par value per share, of the Borrower pursuant to a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, which Registration Statement was initially filed with the Securities and Exchange Commission ("SEC") on October 9, 1996, and the offering by the Borrower of an aggregate principal amount of $110,000,000 of the Borrower's Senior Notes due 2006 pursuant to a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, which Registration Statement was initially filed with the SEC on October 31, 1996.

                  "REFINANCING CREDIT FACILITY" means a credit facility in an aggregate principal amount of not less than $25,000,000 that may be provided by ING and other lenders in connection with the Public Offerings, the proposed terms of which are set forth in that certain proposal letter from ING to the Borrower, dated November 7, 1996.

                  "SEVENTH AMENDMENT" means the Seventh Amendment to Credit Agreement, dated as of November 22, 1996, among the Borrower, ING, Cerberus and the Agent.

                  "TEXAS COINPHONE" means Texas Coinphone, a Texas partnership.

                  "TEXAS COINPHONE PURCHASE" means the purchase by the Borrower of substantially all of the assets of Texas Coinphone pursuant to the terms and conditions of the Texas Coinphone Letter of Intent.

                  "TEXAS COINPHONE LETTER OF INTENT" means that certain Letter of Intent, dated as of October 9, 1996, between the Borrower and Texas Coinphone, the form of which is attached to the Seventh Amendment as EXHIBIT B.

         SECTION 2. AMENDMENT TO SECTION 1.1. Section 1.1 of the Credit Agreement is hereby amended by deleting the definitions of "Revolving B Loan Commitment Amount" and "Stated Maturity Date" in their entirety and inserting in lieu thereof the following, respectively:

                  "REVOLVING B LOAN COMMITMENT AMOUNT" means $6,750,000 as such amount may be reduced from time to time pursuant to SECTION 3.3.4.

                  "STATED MATURITY DATE" means:
                  (a) with respect to the Revolving A Loans, June 30, 1999;
                  (b) with respect to the Revolving B Loans, December 31, 1997;
                      and
                  (c) with respect to the Term Loan, June 30, 1999.

         SECTION 3. AMENDMENT TO SECTION 1.1. Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Revolving B Overadvance Amount" in its entirety and inserting in lieu thereof the following:

                  "REVOLVING B OVERADVANCE AMOUNT" means an amount equal to $4,000,000."

         SECTION 4. AMENDMENT TO SECTION 3.3.4(e). Section 3.3.4(e) of the Credit Agreement is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following:

                  "(e) The Revolving B Loan Commitment (and the Revolving B Commitment Amount) shall be permanently reduced on each Monthly Payment Date set forth below by the amount set forth opposite such Monthly Payment Date:

          Monthly Payment Date In:                                Amount
          ------------------------                                ------

                   April, 1997                                 $2,972,222
                   May, 1997                                   $  222,222
                   June, 1997                                  $  222,222
                   July, 1997                                  $2,222,222
                   August, 1997                                $  222,222
                   September, 1997                             $  222,222
                   October, 1997                               $  222,222
                   November, 1997                              $  222,222
                   December, 1997                              $  222,224."

         SECTION 5. AMENDMENT TO SECTION 3.9(b). Section 3.9(b) of the Credit Agreement is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following:

                  (b) Borrower shall use the proceeds of (i) Revolving A Loans made after the Closing Date and prior to or on the Amtel Closing Date only for the purpose of paying a portion of the cash consideration required under the Amtel Purchase Agreement and for the payment of the Amendment Fee payable pursuant to the Second Amendment, (ii) Revolving A Loans made after the Amtel Closing Date to finance other acquisitions (PROVIDED, HOWEVER, that this clause (ii) shall not be construed to permit any acquisitions which are otherwise prohibited by the terms of this Agreement or the other Loan Documents), (iii) Revolving B Loans made on or after the effective date of the Third Amendment to finance the funding of a $250,000 loan to be made by the Borrower to PhoneTel III to be evidenced by the PhoneTel III Note; (iv) Revolving B Loans made on the effective date of the Fourth Amendment to pay the Priority Payables; (v) Revolving B Loans made on the effective date of the Fifth Amendment for the purpose of paying a portion of the cash consideration required under the Amtel Purchase Agreement; (vi) Revolving B Loans made on the effective date of the Seventh Amendment for the purpose of paying the amounts set forth on Exhibit F to the Seventh Amendment; and
         (vii) the Revolving B Loans made after the effective date of the Seventh Amendment to finance its continuing working capital needs; PROVIDED, HOWEVER, that Revolving B Loans shall not be used to repay any other outstanding Loan.

         SECTION 6. AMENDMENT TO SECTION 6.2.10(b). Section 6.2.10(b) of the Credit Agreement is hereby amended by inserting the following provision immediately prior to the period appearing at the end of such section:

         "; PROVIDED, FURTHER, HOWEVER, that Borrower may create PhoneTel CCI, a wholly-owned subsidiary of Borrower, in order to acquire Cherokee."

         SECTION 7. AMENDMENT TO SECTION 6.2.22. Section 6.2.22 of the Credit Agreement is hereby amended by deleting said Section in its entirety and substituting in lieu thereof the following:

                  "SECTION 6.2.22. ACQUISITION EXPENSES. The Borrower shall not, and shall not permit any of its Subsidiaries to, incur or agree to incur or reimburse any Person for any expenses, or make any payment or deposit, in respect of or related to the acquisition or proposed acquisition of assets or stock of any Person or any transaction prohibited under SECTION 6.2.10 or SECTION 6.2.11 (any such acquisition or transaction, a "PROSPECTIVE ACQUISITION") other than (a) any such expenses incurred or payments or deposits made prior to September 13, 1996, (b) any such expenses incurred or payments or deposits made pursuant to agreements relating to the POA Purchase, the Amtel Purchase, the Cherokee Purchase, or the Texas Coinphone Purchase and (c) any such expenses relating to the Public Offerings and the Refinancing Credit Facility; PROVIDED, HOWEVER that the Borrower may reimburse Peter G. Graf for his reasonable travel and entertainment expenses incurred to explore Prospective Acquisitions. The Borrower shall have given notice to all Persons entitled to be paid or reimbursed in respect of such expenses (other than any such amounts payable in connection with the POA Purchase or the Amtel Purchase) that no amounts or expenses accruing after September 13, 1996 shall be payable or reimbursable by the Borrower or any of its Subsidiaries."

         SECTION 8. REPRESENTATIONS, WARRANTIES AND COVENANTS. In order to induce the Lenders and the Agent to enter into this Amendment and to consummate the transactions contemplated herein, the Borrower hereby represents, warrants and covenants to and with the Agent and each Lender that of the proceeds of the Revolving B Loans to be made on or after the date hereof of not less than $2,000,000 shall be used to pay the items shown on EXHIBIT F attached hereto, and upon the request of the Lenders, the Borrower shall provide evidence, reasonably satisfactory to the Lenders, that such proceeds were so used.

         SECTION 9. EFFECTIVENESS. This Amendment shall become effective upon
(i) receipt by the Agent of a copy of this Amendment, duly executed by each of the Borrower, the Lenders and the Agent, and duly acknowledged and consented to by the Subsidiaries of the Borrower in the form attached to this Amendment; (ii) receipt by the Lenders of a copy of the Supplement to Warrant Purchase Agreement, in the form attached hereto as EXHIBIT C, duly executed by each of the Borrower and the Lenders; (iv) receipt by each of ING and Cerberus of a duly executed and delivered Revolving B Note in the amount of $3,375,000; (iv) receipt by legal counsel to ING and Cerberus of payment for fees and expenses incurred to date; and (v) receipt by the Lenders and the Agent of an opinion letter, dated the date hereof, from Skadden, Arps, Slate, Meagher & Flom, counsel to the Borrower and its Subsidiaries, and from Tammy L. Martin, General Counsel to Borrower and its Subsidiaries, in the form of EXHIBIT D and EXHIBIT E hereto, respectively.

         SECTION 10. CONTINUING EFFECTIVENESS OF CREDIT AGREEMENT. The Credit Agreement and each of the other Loan Documents shall remain in full force and effect in accordance with their respective terms, except as expressly amended or modified by this Amendment.

         SECTION 11. AMENDMENT FEE. The Borrower agrees to pay to the Agent for the ratable account of each Lender, an amendment fee in an amount equal to $80,000 (the "AMENDMENT FEE"). The Amendment Fee shall be payable by the Borrower upon the execution of this Amendment, and the Borrower hereby irrevocably authorizes the Agent to deduct from the proceeds of a Borrowing of Revolving B Loans to be made on the date of this Agreement in the amount of $2,000,000, the sum of $80,000 for the ratable account of each Lender as payment in full of the Amendment Fee.

         SECTION 12. COST AND EXPENSES. The Borrower agrees to pay all reasonable out-of-pocket expenses of the Agent and each of the Lenders party to this Amendment for the negotiation, preparation, execution and delivery of this Amendment (including reasonable fees and expenses of counsel to the Agent and such Lenders).

         SECTION 13. HEADINGS. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provision hereof.

         SECTION 14. COUNTERPARTS. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be executed by the Borrower, the Lenders and the Agent and shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         SECTION 15. GOVERNING LAW. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF
THE STATE OF NEW YORK.

         SECTION 16. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that the Borrower may not assign or transfer its rights or obligations hereunder or under the Credit Agreement except in accordance with the terms of the Credit Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                      PHONETEL TECHNOLOGIES, INC.


                                      By: /s/ Peter Graf
                                         -------------------------------
                                         Name: Peter Graf
                                         Title: Chairman

                                                        [CORPORATE SEAL]



                                      ING (U.S.) CAPITAL CORPORATION, in its
                                      capacity as Agent and Lender


                                      By: /s/ Steven G. Fleenor
                                         -------------------------------
                                         Name: Steven G. Fleenor
                                         Title: Vice President



                                      CERBERUS PARTNERS, L.P.

                                      By:  CERBERUS ASSOCIATES, L.P.,
                                               its General Partner


                                               By: /s/ Stephen Feinberg
                                                  ---------------------------
                                                  Name: Stephen Feinberg
                                                  Title:  General Partner




          (SIGNATURE PAGE TO THE SEVENTH AMENDMENT TO CREDIT AGREEMENT)

                           ACKNOWLEDGMENT AND CONSENT

         The undersigned hereby acknowledge receipt of a copy of the foregoing Amendment, consent to the terms and provisions set forth therein, and agree that the Subsidiary Guaranty dated as of March 15, 1996 (the "SUBSIDIARY GUARANTY") made by each of the undersigned, jointly and severally, in favor of Internationale Nederlanden (U.S.) Capital Corporation ("ING") and such other Lenders as are, or may from time to time become, parties to the Credit Agreement, and ING as Agent for such Lenders, will continue in full force and effect without diminution or impairment notwithstanding the execution and delivery of the Amendment. The undersigned further acknowledge and agree that, upon effectiveness of the Amendment and from and after the date thereof, each reference to the Credit Agreement in the Subsidiary Guaranty and each other Loan Document (as such term is defined in the Credit Agreement) to which any of the undersigned is a party shall mean and be a reference to the Credit Agreement as amended by this Amendment.


PUBLIC TELEPHONE CORPORATION


By: /s/ Tammy L. Martin
   -------------------------------
   Name: Tammy L. Martin
   Title: Chief Administrative Officer
             Corporate Secretary

                  [CORPORATE SEAL]


WORLD COMMUNICATIONS, INC.


By: /s/ Tammy L. Martin
   -------------------------------
   Name: Tammy L. Martin
   Title: Chief Administrative Officer
             Corporate Secretary

                  [CORPORATE SEAL]




                (ACKNOWLEDGMENT AND CONSENT TO SEVENTH AMENDMENT)

NORTHERN FLORIDA TELEPHONE CORPORATION


By: /s/ Tammy L. Martin
   -------------------------------
   Name: Tammy L. Martin
   Title: Chief Administrative Officer
             Corporate Secretary

                  [CORPORATE SEAL]



PARAMOUNT COMMUNICATIONS SYSTEMS, INC.


By: /s/ Tammy L. Martin
   -------------------------------
   Name: Tammy L. Martin
   Title: Chief Administrative Officer
             Corporate Secretary

                  [CORPORATE SEAL]


PAYPHONES OF AMERICA, INC.


By: /s/ Tammy L. Martin
   -------------------------------
   Name: Tammy L. Martin
   Title: Chief Administrative Officer
             Corporate Secretary

                  [CORPORATE SEAL]


                (ACKNOWLEDGMENT AND CONSENT TO SEVENTH AMENDMENT)

                                                                   Exhibit A


                        AGREEMENT AND PLAN OF MERGER


                                   among


                        PHONETEL TECHNOLOGIES, INC.,


                            PHONETEL CCI, INC.,


                       CHEROKEE COMMUNICATIONS, INC.


                                    and


                         ALL OF THE SHAREHOLDERS OF

                       CHEROKEE COMMUNICATIONS, INC.




                             November 21, 1996



                             TABLE OF CONTENTS

                                                                       Page

                                 ARTICLE I

         PURCHASE AND SALE OF THE SHARES; THE CLOSING.................  2

1.1      The Merger...................................................  2
1.2      Consideration for Conversion of Shares.......................  2
1.3      Closing Payment..............................................  3
1.4      Consideration Adjustments....................................  4
1.5      Adjustment Schedule..........................................  6
1.6      Escrow.......................................................  8
1.7      Appointment of the Seller Representatives....................  9
1.8      The Closing.................................................. 10
1.9      Deliveries by the Sellers. .................................. 11
1.10     Deliveries by the Buyer...................................... 14
1.11     Articles of Incorporation; By-Laws........................... 15
1.12     Directors and Officers of the Surviving
         Corporation.................................................. 15
1.13     Rate Cap Consideration Adjustments........................... 16


                                 ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF EACH SELLER...... 17

2.1      Authorization; Binding Obligation............................ 17
2.2      Title to the Securities...................................... 18

2.3      Consents and Approvals; No Violation......................... 19
2.4      Fees To Brokers or Other Parties. ........................... 20


                                ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF CCI AND THE SELLERS
                            (OTHER THAN BERTHEL FISHER)............... 20

3.1      Organization and Standing; Subsidiaries. .................... 21
3.2      Organizational Documents and Corporate
         Records...................................................... 22
3.3      Authorization................................................ 23
3.4      CCI Capitalization........................................... 23
3.5      Consents and Approvals; No Violation......................... 25
3.6      Financial Statements......................................... 26
3.7      Absence of Undisclosed Liabilities........................... 27
3.8      Accounts Receivable.......................................... 28
3.9      Equipment.................................................... 29
3.10     Absence of Certain Changes or Events......................... 29
3.11     Properties and Assets........................................ 31
3.12     Contracts.................................................... 31
3.13     Compliance with Laws and Permits............................. 33
3.14     Litigation and Arbitration................................... 34
3.15     Employee Matters............................................. 35
3.16     Labor Relations.............................................. 35
3.17     Taxes........................................................ 36
3.18     Intellectual Property........................................ 38
3.19     Environmental Matters........................................ 38
3.20     Insurance.................................................... 41
3.21     Bank Accounts................................................ 42
3.22     Customers and Suppliers...................................... 42
3.23     Affiliate Transactions....................................... 43
3.24     Prior Acquisitions........................................... 43
3.25     Interests in Real Property................................... 43


                                 ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF THE BUYER....... 46

4.1      Organization and Standing.................................... 46
4.2      Authorization; Binding Obligation............................ 46
4.3      Consents and Approvals; No Violation......................... 47
4.4      Buyer Shares................................................. 48
4.5      SEC Documents................................................ 48


                                 ARTICLE V

                               ADDITIONAL COVENANTS................... 49

5.1      Transfer and Other Taxes; Preparation
         and Filing of Tax Returns; Payment of
         Taxes; Tax Year.............................................. 49
5.2      Further Assurances; Cooperation.............................. 53
5.3      Notification of Certain Matters.............................. 54
5.4      Confidentiality and Exclusivity.............................. 54
5.5      Publicity.................................................... 55

5.6      Expenses..................................................... 56
5.7      Due Diligence................................................ 57
5.8      Interim Conduct of Business.................................. 57
5.9      Excluded Assets.............................................. 60
5.10     1996 Audit................................................... 61
5.11     Permits...................................................... 61
5.13     Cooperation in Financings.................................... 62
5.14     Options...................................................... 63
5.15     Payment of Certain Liabilities............................... 63


                                 ARTICLE VI

              CONDITIONS.............................................. 63

6.1      Conditions Precedent to Obligations of
         the Buyer.................................................... 63
6.2      Conditions Precedent to Obligations of
         CCI and the Sellers.......................................... 65


                                ARTICLE VII

                      SURVIVAL OF REPRESENTATIONS AND
                        WARRANTIES; INDEMNIFICATION................... 66

7.1      Survival of Representations and Warranties................... 66
7.2      Statements as Representations................................ 67
7.3      Indemnification by the Sellers............................... 67
7.4      Indemnification by the Buyer. ............................... 70
7.5      Limitations on Indemnification............................... 71
7.6      Indemnification Procedures................................... 73
7.7      Tax Indemnification.......................................... 76


                                ARTICLE VIII

                   MISCELLANEOUS...................................... 82

8.1      Consent to Service........................................... 82
8.2      Parties in Interest; No Third Party
         Beneficiaries................................................ 83
8.3      Exhibits and Disclosure Schedule............................. 83
8.4      Entire Agreement. ........................................... 83
8.5      Waiver of Compliance......................................... 84
8.6      Validity..................................................... 84
8.7      Counterparts................................................. 84
8.8      Headings..................................................... 84
8.9      Governing Law; Arbitration................................... 85
8.10     Notices...................................................... 87
8.11     Termination or Abandonment................................... 89
8.12     Effect of Termination........................................ 89


                                 ARTICLE IX

              DEFINITIONS............................................. 90

9.1      Definitions.................................................. 90

Exhibit A -       Shareholders of CCI
Exhibit B -       Escrow Agreement
Exhibit C -       Bailey Employment Agreement
Exhibit D -       Marshall Employment Agreement
Exhibit E -       Beddow Employment Agreement
Exhibit F -       Certificate of Non-Foreign Status
Exhibit G -       Financial Statements
Exhibit H -       Excluded Assets
Exhibit I -       Permits Required
Exhibit J -       Consents Required



                        AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of November
21, 1996, among PhoneTel Technologies, Inc., an Ohio corporation (the "Buyer"), Phonetel CCI, Inc., a Texas corporation and a wholly owned subsidiary of Buyer ("Merger Sub"), Cherokee Communications, Inc., a Texas corporation ("CCI"), and all of the shareholders of CCI and the holders of options, warrants and convertible preferred stock of CCI (collectively, the "Sellers"), whose names, addresses and holdings in CCI are set forth on Exhibit A hereto. WHEREAS, CCI is engaged in the business of owning and operating microprocessor-based pay telephones and related activities; and WHEREAS, the Boards of Directors of the Buyer, Merger Sub and CCI have each approved, and deem it advisable and in the best interests of their respective shareholders to consummate, the merger of Merger Sub with and into CCI, with CCI as the Surviving Corporation, upon the terms and subject to the conditions set forth herein; NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:


                                 ARTICLE I

                PURCHASE AND SALE OF THE SHARES; THE CLOSING

                1.1 The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with Article 5.06 of the Texas Business Corporation Act, at the Effective Time, Merger Sub shall be merged with and into CCI (the "Merger") and the separate corporate existence of Merger Sub shall cease. After the Merger, CCI shall continue as the surviving corporation (sometimes hereinafter referred to as the "Surviving Corporation"). The Merger shall have the effect as provided in the applicable provisions of the Texas Business Corporation Act and this Agreement. Without limiting the generality of the foregoing, upon the Merger, all the rights, privileges, immunities, powers and franchises of CCI and Merger Sub shall vest in the Surviving Corporation and, except as otherwise provided for in this Agreement, all obligations, duties, debts and liabilities of CCI and Merger Sub shall be the obligations, duties, debts and liabilities of the Surviving Corporation.

                1.2 Consideration for Conversion of Shares. At the Effective
Time:

                (a) Each share of common stock, no par value per share, of CCI (the "Shares") and each Convertible (collectively, the "Securities"), outstanding immediately prior to the Effective Time shall be converted into the right to receive a portion of the Consideration set forth in Exhibit A hereto. The "Consideration" shall equal the sum of $54,000,000, subject to adjustment as set forth in Sections 1.4 and 1.13 hereof.

               (b) Each share of common stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock, no par value per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

               1.3 Closing Payment.

               (a) Not later than three business days prior to the Closing, Seller Representatives shall deliver to the Buyer a good faith estimate of the adjustments to the Consideration required by Section 1.4 hereof, as of the Closing Date, including all the detail required by Section 1.4 hereof.

               (b) At the Closing, the Buyer shall pay to Seller Representatives by wire transfer or certified check (for distribution Pro Rata to the Sellers, adjusted as agreed among the Sellers) an amount equal to the Consideration which would be payable if adjusted pursuant to Section
1.4 (using the good faith estimates delivered pursuant to paragraph (a) above); provided that such amount shall be reduced by the Escrow Amount.

               1.4 Consideration Adjustments.

               (a) 1996 EBITDA. The Consideration shall be reduced by the same percentage, if any, that EBITDA for the year ended September 30, 1996 (as determined from the 1996 Audit) is less than $7,900,000.

               (b) First Quarter EBITDA. The Consideration (as adjusted pursuant to Section 1.4(a)) shall be further reduced by the same percentage (but not greater than 6.5%), if any, that EBITDA for the three months ending December 31, 1996 is less than EBITDA for the three months ended December 31, 1995.

               (c) Average Term. If at the Closing Date the Average Term is less than 46 months, then the Consideration (as adjusted pursuant to Sections 1.4(a) and (b)) shall be further adjusted by multiplying it by a fraction, the numerator of which is the Average Term and the denominator of which is 46.

               (d) Installed Phones. If the number of Installed Phones as of the Closing Date is less than 14,000, the Consideration (as adjusted pursuant to Sections 1.4(a), (b) and (c)) shall be decreased by the amount of $3,950 multiplied by the difference between (i) 14,000 and (ii) the number of Installed Phones as of the Closing Date, provided that, for purposes of this Section 1.4(d), the number of Installed Phones shall include up to 650 Contract Phones.

               (e) Liabilities/Current Assets.

                      (i) The Consideration (as adjusted pursuant to Sections 1.4(a), (b), (c) and (d)) shall be decreased by an amount equal to the excess, if any, of (A) the sum of all Liabilities as of the Effective Time over (B) the sum of all Current Assets as of the Effective Time; or

                      (ii) the Consideration (as adjusted pursuant to

         Sections 1.4(a), (b), (c) and (d)) shall be increased by an amount equal to the excess, if any, of (A) the sum of all Current Assets as of the Effective Time over (B) the sum of all Liabilities as of the Effective Time.

               1.5 Adjustment Schedule.

               (a) As soon as practicable after the Closing Date (but in any event not more than 150 days after the Closing Date), the Buyer shall cause to be prepared and delivered to Seller Representatives and the Escrow Agent a schedule (the "Adjustment Schedule") which shows, as of the Effective Time, the calculation of the Consideration as provided in Section 1.2(a) and as adjusted pursuant to Section 1.4.

               (b) Upon receipt of the Adjustment Schedule, Seller Representatives shall have the right during the succeeding 30-day period to examine the Adjustment Schedule and all records used to prepare such Adjustment Schedule. Seller Representatives shall notify the Buyer in writing, on or before the last day of the 30-day period, of any good faith objections to the Adjustment Schedule, setting forth a reasonably specific description of such objections and the dollar amount of each objection.

               (c) If Seller Representatives in good faith object to the Adjustment Schedule, Seller Representatives and the Buyer shall attempt to resolve any such objections within 30 days of the Buyer's receipt of such objections. If the Buyer and Seller Representatives are unable to resolve the matter within such 30-day period, they shall jointly appoint a mutually acceptable firm of independent certified public accountants (or, if they cannot agree on a mutually acceptable firm, they shall cause their respective accounting firms to select such firm) within five days after the end of such 30-day period. The fees of such independent certified public accountants shall be divided equally between the Buyer and Seller Representatives (on behalf of all Sellers). Such firm's resolution of the dispute shall be conclusive and binding upon the Sellers and the Buyer.

               (d) The Adjustment Schedule shall be deemed complete upon the earlier of (i) the 31st day after the Buyer's delivery of the Adjustment Schedule to Seller Representatives, unless prior to such day Seller Representatives shall have notified the Buyer of an objection in accordance with Section 1.5(b), and (ii) the resolution of all objections, pursuant to Section 1.5(c). Within five business days following completion of the Adjustment Schedule as aforesaid, either

               (A) the Buyer shall pay Seller Representatives, on behalf of the Sellers, the amount, if any, by which the Consideration (as adjusted) exceeds the amount paid pursuant to Section 1.3(b); or (B) Seller Representatives, on behalf of the Sellers, shall pay to the Buyer the amount, if any, by which the amount paid pursuant to Section 1.3(b) exceeds the Consideration (as adjusted).

All payments pursuant to this Section 1.5(d) shall be made by wire transfer or certified check.

               1.6 Escrow.

               (a) Simultaneously herewith, the Buyer, CCI, Seller Representatives (on behalf of the Sellers) and Comerica Bank-Texas, as escrow agent (the "Escrow Agent") are entering into an Escrow Agreement in the form attached hereto as Exhibit B, and the Buyer is depositing $520,000 (as may be increased pursuant to Section 1.6(b) below, the "Escrow Amount") with the Escrow Agent, to be held and disposed of by the Escrow Agent pursuant to the Escrow Agreement. In the event the Closing does not occur due to a material breach of this Agreement by the Buyer (including, without limitation, failure to close by January 31, 1997 for any reason other than a material breach of this Agreement by CCI or the Sellers), Seller Representatives (on behalf of all Sellers, Pro Rata) shall be entitled to receive the entire Escrow Amount, as liquidated damages, and the Sellers and CCI shall have no other rights or remedies in respect of this Agreement.

               (b) At the Closing, the Buyer shall deposit an additional $6,480,000 with the Escrow Agent, which shall become part of the Escrow Amount.

               (c) Delivery of funds by the Escrow Agent to the applicable parties shall be pursuant to the terms of the Escrow Agreement.

               1.7 Appointment of the Seller Representatives.

               (a) Each Seller hereby irrevocably appoints Bill H. Bailey, Jr. and J. Bruce Duty ("Seller Representatives") as such Seller's attorneys-in-fact and representatives, to do any and all things specifically provided for by this Agreement and the other documents contemplated hereby. The Buyer shall be entitled to rely, as being binding upon such Seller, upon any document or other writing executed by Seller Representatives pursuant to the authority granted in this Section 1.7(a), and the Buyer shall not be liable to any Seller for any action taken or omitted to be taken by the Buyer in reliance thereon. All action taken by Seller Representatives shall be valid and binding only if both Seller Representatives have approved such action.

               (b) In the event of the death or incapacity of either Seller Representative or any other inability or refusal by either Seller Representative to continue acting in such capacity, (i) in the case of Bill H. Bailey, Jr., a majority in interest of the Management Sellers (determined Pro Rata), and (ii) in the case of J. Bruce Duty, a majority in interest of the Sellers other than the Management Sellers (determined Pro Rata), may, by document submitted to the Buyer, select a substitute Seller Representative. Upon acceptance of such appointment, the substitute Seller Representative shall have all the powers and obligations of the Seller Representative who such substitute Seller Representative is replacing.

               1.8 The Closing. Upon the terms and subject to the conditions contained in this Agreement, the Closing of the transactions contemplated hereby (the "Closing") will take place at the offices of Gardere & Wynne, L.L.P., 3000 Thanksgiving Tower, Dallas, Texas (or such other place as the Buyer and Seller Representatives may agree) on a date mutually agreeable to all parties, but no earlier than January 2, 1997 and no later than January 31, 1997 without the consent of the Buyer and Seller Representatives (the "Closing Date"), simultaneously with the execution of the other agreements, documents, instruments and writings to be executed and delivered pursuant hereto or in connection herewith (collectively, the "Other Documents"). At the Closing, the actions described in Sections 1.6(b), 1.8, 1.9 and 1.10 hereof shall be taken. All such actions shall be deemed to have occurred simultaneously. On the Closing Date, the Buyer and CCI will cause appropriate Articles of Merger (the "Articles of Merger") to be executed and filed with the Secretary of State of Texas in such form and executed as provided in Article 5.04 of the Texas Business Corporation Act. The Merger shall become effective at the close of business on the date on which the Articles of Merger have been duly filed with the Secretary of State of Texas or such other time as is agreed upon by the parties and specified in the Articles of Merger, and such time is hereinafter referred to as the "Effective Time".

               1.9 Deliveries by the Sellers. At the Closing, the Sellers shall deliver to the Buyer (unless previously delivered) the following:

               (a) (i) stock certificates representing all the Shares and Preferred Stock, and (ii) documentation reasonably satisfactory to the Buyer as to (A) the cancellation of the Warrants and (B) the exercise of the Options, in the case of the Shares and Preferred Stock accompanied by stock powers duly endorsed in blank or accompanied by duly executed instruments of transfer, with all necessary transfer tax and other revenue stamps affixed thereto;

               (b) a receipt for the payment provided for by Section 1.3(b) hereof;

               (c) Certificates of Good Standing for CCI from the Texas Secretary of State and from the Secretary of State of each state in which the subsidiaries of CCI are organized and Certificates of Qualification to do Business in each other state in which CCI is qualified to do business as a foreign corporation;

               (d) the resignations of such officers of CCI as the Buyer shall request;

               (e) the stock books, stock ledgers and minute books of CCI (all other records of CCI being located on the premises of CCI);

               (f) certified resolutions of the Board of Directors of CCI approving this Agreement and the Other Documents and the transactions contemplated hereby and thereby;

               (g) certified resolutions of the shareholders of CCI approving this Agreement and the transactions contemplated hereby;

               (h) all consents, assignments or waivers required to be obtained in connection with the Contracts, in order for the Buyer to assume the operations and conduct the business of CCI without breaching the provisions of any Contract;

               (i) executed employment and non-competition agreements, in the forms attached hereto as Exhibits C, D and E, between Buyer and Bill H. Bailey, Jr., Edward L. Marshall and Jerry T. Beddow, respectively;

               (j) a certificate from an officer of CCI certifying that all representations and warranties contained in Article III are true and correct in all material respects as of the Closing Date;

               (k) a certificate from each Seller certifying that all representations and warranties contained in Articles II and a certificate from such Seller other than Berthel Fisher certifying that all representations and warranties contained in Article III are true and correct in all material respects as of the Closing Date, provided that each Seller other than the Management Sellers and Berthel Fisher shall so certify as to Article III only to the best of their information and knowledge;

               (l) an executed amendment to the lease for the headquarters of CCI extending the term for five years after the Closing Date, subject to the option of the Buyer, exercisable on 90 days notice, to terminate the lease at any time after the second anniversary of the Closing Date;

               (m) a Certificate of Non-Foreign Status from each Seller in the form attached as Exhibit F hereto. Notwithstanding anything to the contrary herein, if any Seller fails to provide the Buyer with such Certificate, Buyer shall be entitled to withhold the requisite amounts from the Consideration in accordance with Section 1445 of the Code.

               1.10 Deliveries by the Buyer. At the Closing, the Buyer shall deliver to Seller Representatives (unless previously delivered) the following:

               (a) the payment provided for in Section 1.3(b) hereof;

               (b) a Certificate of Good Standing of the Buyer under the laws of the State of Ohio;

               (c) certified resolutions of the Boards of Directors of the Buyer and Merger Sub approving this Agreement, the Other Documents and the transactions contemplated hereby and thereby;

               (d) the executed contracts attached as Exhibits C, D, and E, respectively;

               (e) a certificate from an officer of the Buyer certifying that all representations and warranties contained in Article IV are true and correct in all material respects as of the Closing Date; and

               (f) an executed amendment to the lease for the headquarters of CCI extending the term for five years after the Closing Date, subject to the option of the Buyer, exercisable on 90 days notice, to terminate the lease at any time after the end of the second anniversary of the Closing Date.

               1.11 Articles of Incorporation; By-Laws. Pursuant to the Merger,
(A) the Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation and (B) the By-Laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by law, the Articles of Incorporation and such By-Laws.

               1.12 Directors and Officers of the Surviving Corporation.

               (a) The directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and ByLaws.

               (b) The officers of Merger Sub immediately prior to the

Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

               1.13 Rate Cap Consideration Adjustments.

               (a) First Rate Cap Year. (i) If there is no Rate Cap Effective Date in the First Rate Cap Year, then the Buyer shall pay Seller Representatives (on behalf of the Sellers Pro Rata), as additional Consideration, the sum of $3,000,000.

               (ii) If there is a Rate Cap Effective Date during the First Rate Cap Year, the Buyer shall pay Seller Representatives (on behalf of the Sellers Pro Rata), as additional Consideration, the sum of $3,000,000, reduced for each day during the First Rate Cap Year which is a Rate Cap Effective Date by the product of $111.07 and the number of percentage points (not exceeding 74) that the Rate Cap is less than 89% above the AT&T Rate.

               (b) Second Rate Cap Year. (i) If there is no Rate Cap Effective Date during the Second Rate Cap Year, then the Buyer shall pay Seller Representatives (on behalf of the Sellers Pro Rata), as additional Consideration (in addition to the amount provided in Section 1.13(a)), the sum of $3,000,000.

               (ii) If there is a Rate Cap Effective Date during the Second Rate Cap Year, the Buyer shall pay Seller Representatives (on behalf of the Sellers Pro Rata), as additional Consideration (in addition to the amount provided in
Section 1.13(a)), the sum of $3,000,000, reduced for each day during the Second Rate Cap Year which is a Rate Cap Effective Date by the product of $111.07 and the number of percentage points (not exceeding 74) that the Rate Cap is less than 89% above the AT&T Rate.

               (c) Manner of Payment. Not later than 10 days after the end of each of the First Rate Cap Year and the Second Rate Cap Year, the Buyer shall notify Seller Representatives of the amount payable in respect of this Section 1.13, and shall direct the Escrow Agent to pay such amount to Seller Representatives, on behalf of the Sellers Pro Rata, in cash or by wire transfer or certified check.

                                 ARTICLE II

               REPRESENTATIONS AND WARRANTIES OF EACH SELLER

               Each Seller severally represents and warrants to the Buyer as follows:

               2.1 Authorization; Binding Obligation. This Agreement has been, and each the Other Documents to which it is a party will be, duly and validly executed and delivered by such Seller and, assuming due authorization, execution and delivery by the other parties hereto or thereto, constitutes or, in the case of the Other Documents, will constitute a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or other laws affecting creditors' rights generally or by the availability of equitable remedies generally. Such Seller has the legal capacity and all requisite power and authority, whether corporate or otherwise, to execute and deliver this Agreement and the Other Documents to which it is (or is required to be) a party and to consummate the transactions contemplated hereby and thereby and to perform such Seller's obligations hereunder and thereunder. Such execution, delivery and consummation has been duly and validly authorized by all necessary action on the part of such Seller, and no other corporate proceedings on the part of such Seller are necessary to authorize such execution, delivery and consummation. Except as set forth in Section 1.7 hereof, no power of attorney has been granted by such Seller with respect to any matter relating to CCI or the Shares.

               2.2 Title to the Securities. Such Seller is the record and beneficial owner of, and has good and marketable title to, the number of Securities set forth next to such Seller's name on Exhibit A hereto, free and clear of all Encumbrances except for Encumbrances to be satisfied prior to or contemporaneously with Closing. Except as set forth in Schedule 2.2 of the Disclosure Schedule, such Securities are not subject to any restrictions on transferability other than those imposed by the Securities Act and applicable state securities laws. Except as set forth in Schedule 2.2 of the Disclosure Schedule, there are no (a) options, warrants, calls, commitments or rights of any character to purchase or otherwise acquire Securities from such Seller pursuant to which such Seller may be obligated to sell or transfer any Securities or (b) agreements, arrangements, understandings or special rights with respect to the voting of Shares.

               2.3 Consents and Approvals; No Violation. Except as set forth in
Schedule 2.3 of the Disclosure Schedule, neither the execution and delivery of this Agreement and the Other Documents by such Seller, nor the consummation of the transactions contemplated hereby or thereby by such Seller, nor compliance with any of the provisions hereof by such Seller, will (a) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, or any other action by, any Governmental Authority by such Seller, (b) violate any Law of any Governmental Authority which may be applicable to such Seller, or by which any of such Seller's businesses, properties or assets (including, without limitation, such Seller's Securities) may be bound or affected or (c) violate, breach, or conflict with, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or any obligation to pay or result in the imposition of any Encumbrance upon such Seller's Securities) except to the extent consent of same is obtained prior to Closing.

               2.4 Fees To Brokers or Other Parties. The Buyer and the Sellers shall each pay their own expenses in connection with this transaction. Neither CCI nor any Seller has or will have any obligation to pay any broker's, finder's, investment banker's, financial advisor's or similar fee to any party, in connection with this Agreement or the Other Documents, or the transactions contemplated hereby or thereby.

                                ARTICLE III

           REPRESENTATIONS AND WARRANTIES OF CCI AND THE SELLERS
                        (OTHER THAN BERTHEL FISHER)

               CCI and the Management Sellers, jointly and severally, and the Sellers other than the Management Sellers and Berthel Fisher, severally, represent and warrant to the Buyer as set forth in this Article III, provided that, with respect to all Sellers other than the Management Sellers, such representations and warranties are made to the best of their information and knowledge.

               All references to CCI in this Article III shall refer to CCI and its investments in CID, but not the Excluded Assets, except for Section 3.1(a) and Section 3.6.

               3.1 Organization and Standing; Subsidiaries. (a) CCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. CID Communications, S.A. de C.V. ("CID") is a corporation duly organized, validly existing and in good standing under the laws of Mexico. CCI has all requisite corporate power and authority to own, lease and operate the properties and assets it now owns, operates and leases and to carry on its businesses and operations as now being conducted. CCI is duly qualified or licensed to do business and is in good standing in each of the jurisdictions in which (i) the character or location of the properties and assets it owns, leases or operates, (ii) the conduct of its business and operations as currently and heretofore conducted or (iii) any other circumstance makes such qualification necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on CCI.

               (b) CCI has no investment in any corporation, partnership or other entity except CID. CCI has good and valid title to such number of shares of common stock of CID which constitutes 50% of the outstanding shares of the only equity security of CID, free and clear of any Encumbrances.

               3.2 Organizational Documents and Corporate Records. (a) CCI has heretofore delivered to the Buyer complete and correct copies, with all amendments thereto, of the Articles of Incorporation and By-laws of CCI, as currently in effect. The minute books of CCI have been made available to the Buyer for its inspection, and such minute books contain complete and correct records of all meetings, and consents in lieu of a meeting, of the Board of Directors of CCI (and any committees thereof) and the shareholders since the incorporation of CCI, and accurately reflect all transactions referred to therein.

               The stock books and ledgers of CCI have been made available to the Buyer for its inspection, and such books and ledgers are complete and correct in all material respects.

               (b) CCI has made available to the Buyer all accounting and financial books and records (the "Accounting Books and Records") which relate to the business of CCI. Such books and records have been maintained on a basis consistent with past practice and GAAP, and fairly reflect the basis for CCI's financial condition and results of operations as set forth in the Audited Financial Statements.

               3.3 Authorization. CCI has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Other Documents and to consummate the transactions contemplated hereby and thereby. All corporate proceedings on the part of CCI which are necessary to execute, deliver and perform this Agreement and the Other Documents and to consummate the transactions contemplated hereby and thereby have been duly authorized and taken. This Agreement has been, and at or prior to the Closing the Other Documents required to be executed by CCI will be, duly and validly executed by CCI, and constitute (or will constitute) valid and binding obligations of CCI, enforceable against CCI in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or other laws affecting creditors' rights generally or by the availability of equitable remedies generally. No power of attorney has been granted and is currently in force by CCI with respect to any matter relating to CCI or its business, operations or assets.

               3.4 CCI Capitalization. The authorized capital stock of CCI consists of 15,000,000 Common Shares, no par value, 5,320,467 of which are issued and outstanding on the date hereof and owned by the Sellers as set forth on Exhibit A hereto. In addition, on the date hereof CCI has outstanding (a) options to purchase 849,795 Shares (the "Options"), (b) warrants to purchase 1,562,338 Shares (the "Warrants") and (c) 240,000 shares of Class A Cumulative Convertible Preferred Stock, par value $1.00 per share (the "Preferred Stock"), convertible into 2,218,080 Shares, all of which are owned by the Sellers as set forth on Exhibit A hereto (collectively, the "Convertibles"). CCI has heretofore delivered to the Buyer a true and complete copy of all documents which set forth the terms of the Convertibles outstanding as of the date hereof. CCI has no other class of capital stock authorized or outstanding. None of CCI's shares of capital stock have been reserved for any purpose, except for issuance upon exercise or conversion of the Convertibles. All of the outstanding Securities are, and upon exercise of the Options all Shares will be, duly authorized and validly issued, fully paid, nonassessable and not issued in violation of any preemptive rights. Except for the Convertibles and as set forth in Schedule 3.4 of the Disclosure Schedule, as of the date hereof there are no (i) options, warrants, calls, commitments or rights of any character to purchase or otherwise acquire from CCI shares of capital stock of any class, (ii) outstanding securities of CCI that are convertible into or exchangeable or exercisable for shares of any class of capital stock of CCI, (iii) options, warrants or other rights to purchase from CCI any such convertible or exchangeable securities, or
(iv) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance or voting of any capital stock of CCI, any options, warrants or rights, pursuant to which, in any of the foregoing cases, CCI is or would be subject or bound.

               3.5 Consents and Approvals; No Violation. Except as set forth on
Schedule 3.5(a) of the Disclosure Schedule, neither the execution and delivery of this Agreement and the Other Documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance with any of the provisions hereof, will (a) conflict with any provision of the Articles of Incorporation or By-laws (or other similar organizational documents) of CCI, (b) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, or any other action by, any Governmental Authority by CCI, (c) violate any Law of any Governmental Authority applicable to CCI, or by which any of its business, properties or assets may be bound or affected or (d) violate, breach, or conflict with, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or any obligation to pay or result in the imposition of any Encumbrance upon any of the property) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, Encumbrance, Contract, Permit, Order, or other instrument or obligation to which CCI is a party or by which any of its business, properties or assets may be bound or affected.

               3.6 Financial Statements. CCI has furnished to the Buyer the audited financial statements of CCI as of, and for the year ended, September 30 in each of the years 1994 and 1995 (together with the notes thereto), certified by CCI's independent public accountants, and accompanied by their reports thereon (collectively, the "Audited Financial Statements") and will, prior to December 31, 1996, furnish to the Buyer the audited financial statements of CCI for the year ended September 30, 1996 (the "1996 Audit"). CCI has furnished to the Buyer the unaudited financial statements for CCI as of August 31, 1996 and for the eleven months then ended (collectively, with the Audited Financial Statements, the "Financial Statements"). The Financial Statements are attached hereto as Exhibit G. The Financial Statements have been, and the 1996 Audit will be, prepared from and in accordance with the books and records of CCI in accordance with GAAP (subject, in the case of interim financial statements, to the absence of notes, normal year-end adjustments and any other adjustment described therein), consistently applied and maintained throughout the periods indicated (except as disclosed in Schedule 3.10 of the Disclosure Schedule). The Financial Statements fairly present, and the 1996 Audit will fairly present, in all material respects, (a) the assets, liabilities and financial condition of CCI, as at the dates thereof, and (b) the results of operations and cash flows of CCI for the periods then ended. Except for the sale of approximately 700 phones located in the State of Iowa during the fiscal year ended September 30, 1995, the statements of income and retained earnings and cash flows included in the Financial Statements or in the 1996 Audit do not and will not contain any material items of special or nonrecurring income not earned in the ordinary course of business and consistent with applicable industry standards and practice.

               3.7 Absence of Undisclosed Liabilities. CCI does not have any liabilities or obligations arising from or relating to its business and operations of any nature (whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due) which were not reflected or reserved against in the Financial Statements, except for liabilities or obligations incurred since September 30, 1995 in the ordinary course of business and consistent with past practice. Schedule 3.7 of the Disclosure Schedule sets forth a true, complete and accurate list of all liabilities or obligations of CCI as of the date hereof with respect to borrowed money (including accounts payable and accrued expenses), letters of credit and any notes, bonds or similar instruments or under any capitalized leases of CCI. The Merger will not cause the acceleration of or otherwise adversely affect the terms or conditions of such liabilities or obligations, except for liabilities and obligations to be satisfied in full on the Closing Date.

               3.8 Accounts Receivable. Schedule 3.8 of the Disclosure Schedule sets forth a true, complete and accurate (in all material respects) list of all Accounts Receivable generated in connection with CCI Phones as of September 30, 1996. All Accounts Receivable reflected in the Financial Statements and all Accounts Receivable acquired or generated since August 31, 1996 by CCI (a) arose from bona fide transactions in the ordinary course of business consistent with past practice, (b) are valid and genuine, (c) are not subject to any counterclaim or setoff and (d) are not subject to any Encumbrance. Except as set forth on Schedule 3.8, (i) no Account Receivable outstanding and due as of September 30, 1996 has been outstanding for more than 120 days, (ii) no operator service provider has refused or threatened to refuse to pay its obligations for any reason and (iii) no Account Receivable debtor is insolvent or is the subject of a bankruptcy petition.

               3.9 Equipment. (a) Except as disclosed on Schedule 3.9 of the Disclosure Schedule, all Equipment is owned by CCI free and clear of any Encumbrance. All Equipment which is reflected in the Financial Statements is valued at the lower of cost (on a first-in, first-out basis) or market in accordance with GAAP consistently applied and maintained throughout the periods. All Equipment disposed of by CCI since September 30, 1995 has been disposed of only (i) in the ordinary course of CCI's business and (ii) at prices and under terms that are consistent with past practice.

               (b) All Equipment is, including 95% of the Installed Phones, usable, in good working condition, free of any material defects and suitable for the purposes of its intended and current operational use.

               3.10 Absence of Certain Changes or Events. Except as set forth on
Schedule 3.10 of the Disclosure Schedule, since September 30, 1995:

               (a) CCI has operated its business in the ordinary course consistent with past practice;

               (b) there has not been any material adverse change in the business, results of operations, assets, liabilities, financial condition of CCI;

               (c) CCI has not transferred, disposed of, abandoned or permitted to lapse or otherwise failed to preserve any Permit or other form of authorization issued by a Governmental Authority necessary to the operation of its business;

               (d) CCI has not made any change in any accounting methods, principles or practices (including, without limitation, changes in depreciation or amortization policies or rates or relating to the establishment of accrual of reserves) or any material election with respect to Taxes;

               (e) CCI has not terminated or amended, breached or failed to perform in all material respects all obligations under any Material Contract and no other party thereto has terminated or amended or, to the knowledge of CCI or any Seller, breached, or failed to perform in all material respects all of its obligations under any Material Contract;

               (f) CCI has not experienced any actual or, to the knowledge of CCI and the Sellers, threatened labor unrest, work stoppages or slow-downs or had any material change in its relationship with its employees, salesmen, distributors, or independent contractors;

               (g) CCI has not failed to replenish its Inventory and supplies in a manner consistent with past practice; and

               (h) CCI has not agreed, whether in writing or otherwise, to take any action described in this Section 3.10.

               3.11 Properties and Assets. CCI has good, valid and marketable title to, or valid and binding leases (all of which are set forth on Schedule 3.11(a) of the Disclosure Schedule) with respect to, all Equipment and other non-real estate assets (whether personal or mixed, tangible or intangible (and whether or not fully depreciated or expensed)) used in its business and operations, and such items are subject to no Encumbrance, other than those set forth on Schedule 3.11(b) of the Disclosure Schedule.

               3.12 Contracts. (a) Schedule 3.12 of the Disclosure Schedule sets forth a complete and correct list of all Material Contracts including, without limitation, all Contracts relating to at least 50 phones. Complete and correct copies of all written Material Contracts including any and all amendments and other modifications thereto have been delivered to or have been made available for inspection by the Buyer. All written and all oral Material Contracts (i) are valid and binding obligations of CCI and, to the knowledge of CCI or any Seller, the other parties thereto, (ii) are in full force and effect and are enforceable as to CCI and, to the knowledge of CCI or any Seller, the other parties thereto, in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or other laws affecting creditors' rights generally or by the availability of equitable remedies generally and (iii) have not been amended or terminated except in the ordinary course of business consistent with past practice.

               (b) CCI is not in default under nor has it breached in any material respect any Material Contract or any other Contracts which, in the aggregate, are material to CCI. The aggregate obligations of CCI with respect to oral Contracts which do not constitute Material Contracts do not exceed $10,000. No other party to any Material Contract or any other Contracts which, in the aggregate, are material to CCI (i) has, to the knowledge of CCI or any Seller, breached such Contract or is in default thereunder, (ii) has given notice that it intends to terminate such Contract or (iii) to the knowledge of CCI or any Seller, has altered, in any way adverse to CCI, its performance under such Contract. No event or condition has occurred (or is alleged by any other party to a Material Contract or any other Contracts which, in the aggregate, are material to CCI, to have occurred) which, with or without due notice or lapse of time or both, would constitute a breach or event of default on the part of CCI, would provide a basis for a valid claim or acceleration under any such Contract as against CCI or would prevent CCI from exercising and obtaining the full benefits of any rights or options contained therein.

               (c) CCI has a license from Intellicall, Inc. for the use of Intellistar circuit boards in all telephones owned by CCI presently or in the future, through November 11, 2087, and no payments will be required of CCI in respect of such license other than a royalty currently equal to 3.6% of the revenue generated by the Intellistar circuit board, reducing to 3.25% for calendar year 1997.

               (d) From and after the Effective Time, the Surviving Corporation shall have no obligations with respect to the use, lease or maintenance of any aircraft.

               3.13 Compliance with Laws and Permits.

               (a) Except as set forth on Schedule 3.13(a) of the Disclosure Schedule, the business and operations of CCI have been conducted and are now being conducted in all material respects in compliance with all Laws and Orders of all Governmental Authorities having jurisdiction over CCI and all Permits relating to any of its properties or applicable to its business.

               (b) Except as and to the extent set forth on Schedule 3.13(b) of the Disclosure Schedule, CCI possesses all Permits necessary to own and operate its property and assets and to conduct its business as it is currently conducted. Such Permits are valid and subsisting in full force and effect, and CCI has fulfilled its obligations under each of the Permits, and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a default or violation under any such Permit or would permit revocation or termination of any such Permit. No proceeding which might involve the revocation or termination of any such Permit is pending or, to the knowledge of CCI or the Sellers, threatened.

               (c) Except as set forth in Schedule 3.13(c) of the Disclosure Schedule, CCI has made or will, prior to the Closing, make all filings and received or will, prior to the Closing, receive all approvals in connection with the Permits which are necessary for the Buyer to own and operate the property and assets of CCI and to conduct CCI's business as it has currently and has heretofore been conducted.

               3.14 Litigation and Arbitration. (a) No claim, action, cause of action, suit, proceeding, inquiry, investigation or Order is pending or, to the knowledge of CCI and each Seller, threatened, against CCI or affecting its business, operations or assets (including actions by or before any administrative body, arbitration or mediation panel or Governmental Authority), except as set forth on Schedule 3.14(a) of the Disclosure Schedule. No Order of any Governmental Authority, arbitrator or mediator is outstanding against CCI, its business, operations or assets.

               (b) To the knowledge of CCI or any Seller, no claim, action, suit, proceeding, inquiry or investigation has been instituted which threatens to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated by this Agreement or the Other Documents.

               3.15 Employee Matters. Except as set forth in Schedule 3.15 of the Disclosure Schedule, CCI has no employee plans or agreements in effect. All such plans and agreements are in compliance with all applicable laws and regulations. CCI has taken no actions in violation of ERISA. The consummation of the transactions contemplated by this Agreement will not entitle any current or former employee or officer of CCI or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided herein.

               There are no pending or, to the knowledge of CCI and each Seller, threatened claims by or on behalf of any employee of CCI.

               3.16 Labor Relations. CCI has at all times been in compliance in all material respects with all applicable Laws in respect of employment and employment practices.

               3.17 Taxes. Except as set forth on Schedule 3.17 of the Disclosure Schedule:

               (a) CCI has (i) duly and timely filed with the appropriate Governmental Authorities all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and correct in all material respects, and
(ii) has timely paid all Taxes due or claimed to be due from it by any taxing authority.

               (b) CCI has complied in all respects with all applicable Laws relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign laws) and has, within the time and within the manner prescribed by Law, withheld from employee wages and paid over to the proper Governmental Authorities all amounts required to be withheld and paid over under all applicable Laws.

               (c) There are no Encumbrances for Taxes upon CCI's assets except for statutory liens for current Taxes not yet due.

               (d) CCI has not requested any extension of time within which to file any Tax Return in respect of any fiscal year which has not since been filed and no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns have been given by CCI.

               (e) No federal, state, local or foreign audits or other administrative proceedings or court proceedings exist or have been initiated or are presently pending with regard to any Taxes or Tax Returns of CCI.

               (f) CCI is not required to include in income any adjustment pursuant to Section 481(a) of the Code, by reason of a voluntary change in accounting method (nor has any taxing authority proposed in writing to CCI any such adjustment or change of accounting method).

               (g) CCI has not received an adverse ruling from any taxing authority, or signed a closing or other agreement with any taxing authority, which could have an adverse effect on CCI.

               (h) CCI is not a party to, is not bound by, and has no obligation under, any Tax sharing agreement or similar contract or arrangement.

               (i) No power of attorney has been granted by or with respect to CCI with respect to any matter relating to Taxes which is currently in force.

               (j) CCI has not filed a consent pursuant to Section 341(f) of the Code (or any predecessor provision) or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by CCI.

               (k) CCI is not a party to any agreement, contract, or arrangement that will result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

               (l) None of the income recognized for federal, state, local or foreign income tax purposes by CCI during the period beginning from October 1, 1995 to the date hereof will be derived other than in the ordinary course of business, other than income attributable to the sale or other disposition of the Excluded Assets.

               3.18 Intellectual Property. CCI owns or has the right to use all Intellectual Property used in or necessary to conduct its business as currently conducted, in each case without the payment of any royalties (other than as set forth in Section 3.12). The activities and products of CCI do not infringe upon the Intellectual Property rights of any other Person. To the knowledge of CCI and the Sellers, there are no infringements by third parties of any Intellectual Property owned by CCI.

               3.19 Environmental Matters. Except as set forth in Schedule 3.19 of the Disclosure Schedule:

               (a) CCI has not used or stored any, and there are no, Hazardous Materials at levels regulated by a governmental agency having jurisdiction in, on or at any real property owned or, to the knowledge of CCI or any Seller, leased by CCI except for substances which are used or are to be used in the ordinary course of business (which inventories have been stored and used in accordance with all currently applicable Laws relating to pollution, the preservation of the environment and the discharge or release of any Hazardous Material into the environment or workplace ("Environmental Laws") and environmental permits. There is not now at any real property owned or, to the knowledge of CCI or any Seller, leased by CCI any (i) underground storage tank or surface impoundments, (ii) asbestos-containing materials or (iii) polychlorinated biphenyls, except in compliance with applicable Environmental Laws.

               (b) No notice has been received by CCI from any Governmental Authority or any other Person that CCI is responsible (or potentially responsible) for any remedial action at any location or that any real property owned or, to the knowledge of CCI or any Seller, leased by CCI is required or may be required to be subject to remedial action. All remedial action previously required under any Environmental Law with respect to any real property currently owned or, to the knowledge of CCI or any Seller, leased by CCI has been completed. Included within the Permits are all environmental Permits necessary for the operation of CCI's business as presently operated. There is no (i) civil, criminal or administrative claim, suit, proceeding or investigation (including a request for information) pending or, to the knowledge of CCI and the Sellers, threatened with respect to real property owned or, to the knowledge of CCI or any Seller, leased by CCI relating in any way to any Environmental Laws or environmental Permits or (ii) outstanding written orders or Contracts with any Governmental Authority relating in any way to Environmental Laws or environmental Permits. CCI has timely filed all reports and notifications required to be filed with respect to, and obtained and maintained all environmental Permits required for, the real property owned or, to the knowledge of CCI or any Seller, leased by CCI, all improvements on the foregoing and all operations conducted therein, and has generated and maintained all required records and data under all currently applicable Environmental Laws, and all operations conducted therein are in compliance in all material respects with such Environmental Laws.

               (c) During the period that CCI has owned or leased its real properties and, to CCI's and the Sellers' knowledge, during any period prior thereto, no condition has existed or event has occurred with respect to any property owned or, to the knowledge of CCI or any Seller, leased by CCI that could, with or without notice, passage of time or both, give rise to any present or future liability with respect to any property owned or, to the knowledge of CCI or any Seller, leased by CCI pursuant to any Environmental Law.

               (d) CCI has not indemnified or agreed to indemnify any other Person for any liability under, or violation of, Environmental Laws.

               3.20 Insurance. Schedule 3.20(a) of the Disclosure Schedule sets forth a complete and correct list as of the Closing of all primary, excess and umbrella policies, bonds and other forms of insurance, and renewals thereof, owned or held by or on behalf of or providing insurance coverage to or for the benefit of CCI (copies of which have previously been provided to the Buyer), with the amount of coverage, cost and expiration date set forth next to each policy thus listed. All of such insurance policies are in full force and effect, all premiums currently payable or previously due have been paid, no notice of cancellation or termination has been received by CCI with respect to any such policy and no assignment of proceeds or Encumbrance exists with respect to the proceeds of any such policy. Except as and to the extent set forth on Schedule 3.20(b) of the Disclosure Schedule, there are no pending claims against such policies. All such policies will remain in full force and effect upon execution and delivery of this Agreement and the Other Documents and the consummation of the transactions contemplated hereby and thereby.

               3.21 Bank Accounts. Schedule 3.21 of the Disclosure Schedule sets forth a complete and correct list of (a) the names and locations of all financial institutions at which CCI maintains a checking account, deposit account, securities account, safety deposit box or other deposit or safekeeping arrangement, (b) the number or other identification of all such accounts and arrangements and (c) the names of all persons authorized to draw thereon or have access thereto.

               3.22 Customers and Suppliers. Schedule 3.22(a) sets forth a complete and correct list of (a) the names of those customers generating the greatest revenues for CCI (listing such number of customers as would, in the aggregate, generate at least 40% of CCI's total revenues) and the amount of revenues generated by each such customer in CCI's fiscal year ended September 30, 1996 and (b) the names of suppliers to whom CCI paid more than $50,000 in CCI's fiscal year ended September 30, 1996 and the approximate total purchases by CCI from each such supplier during such year. Except as and to the extent set forth on Schedule 3.22(b) of the Disclosure Schedule, there have been no adverse changes in the relationships between CCI and its customers and suppliers since September 30, 1995. CCI has not been provided with any notice that any supplier, manufacturer or customer intends to cease doing business with CCI.

               3.23 Affiliate Transactions. Schedule 3.23 of the Disclosure Schedule sets forth a correct and complete list of all arrangements or transactions (other than salary, bonus and benefits generally available to the employees of CCI) between CCI and the Sellers or any affiliate or associate of the Sellers, or any business or entity in which the Sellers or any affiliate or associate of any of the Sellers has any direct or indirect interest (the "Sellers' Affiliates"), that involves an obligation or commitment on the part of or for the benefit of CCI or such Sellers' Affiliate of more than $5,000 in any calendar year (the "Affiliate Transactions").

               3.24 Prior Acquisitions. Except as set forth in Schedule 3.24 of the Disclosure Schedule, no claims, amounts owed, liabilities, Encumbrances, legal proceedings or any other obligations of any kind are due or were incurred or outstanding in connection with any acquisitions made by CCI, except as already recorded on the Financial Statements heretofore delivered to the Buyer.

               3.25 Interests in Real Property. (a) Schedule 3.25(a) of the Disclosure Schedule sets forth a true and complete list, by deed reference or otherwise, of all real properties owned by CCI. Except as set forth in Schedule 3.25(a) of the Disclosure Schedule, CCI has good and indefeasible title in fee simple to all real properties shown in Section 3.25(a) of the Disclosure Schedule, sufficient in each case for CCI to transfer good and indefeasible title to a willing buyer. Except as disclosed in Section 3.25(a) of the Disclosure Schedule, none of the real properties owned by

CCI is subject to any Encumbrances; and, except for such Encumbrances, none of such real properties is subject to any easements, rights of way, licenses, grants, building or use restrictions, exceptions, reservations, limitations or other impediments which materially and adversely affect the value thereof or which materially interfere with or impair the present use thereof in the usual or normal conduct of the business of CCI. All improvements on such real properties conform in all material respects to all applicable health, fire, environmental, safety, zoning and building laws, ordinances and administrative regulations, except for possible nonconforming uses or violations which do not materially interfere with the present use, operation or maintenance thereof by CCI as now used, operated or maintained or access thereto, and which do not materially and adversely affect the value thereof. All buildings, structures, improvements and fixtures owned by CCI in the conduct of its business conform in all material respects to all applicable codes and rules adopted by national and local associations and boards of insurance underwriters; and all such buildings, structures and improvements are in good operating condition and repair in all material respects (normal wear and tear excepted).

               (b) The buildings, driveways and all other structures and improvements upon the properties described in Section 3.25(a) of the Disclosure Schedule are all within the boundary lines of such property or have the benefit of valid easements and there are no encroachments thereon that would materially affect the use thereof. There are no outstanding requirements or recommendations by any insurance company which has issued a policy covering any such property, or by any board of fire underwriters or other body exercising similar functions, requiring or recommending any repairs or work to be done on any such property.

               (c) Except for the real properties set forth on Schedule 3.25(c), CCI does not use or lease any real property.

               (d) None of the property described on Section 3.25(a) of the Disclosure Schedule is subject to any lease, license or other agreement granting to any person any right to the use, occupancy or enjoyment of such property or any portion thereof, except where such lease, license or other agreement would not materially and adversely affect the use, occupancy or enjoyment of such real property as it is currently being used, occupied or enjoyed.

                                 ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE BUYER

               The Buyer represents and warrants to the Sellers as follows:

               4.1 Organization and Standing. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. The Buyer has all requisite corporate power and authority to own, lease and operate the properties and assets it now owns, leases and operates and to carry on its business and operations as it is now being conducted.

               4.2 Authorization; Binding Obligation. The Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the Other Documents to which it is a party and to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Other Documents by the Buyer and the consummation of the transactions contemplated hereby and thereby by the Buyer have been duly and validly authorized by the Board of Directors of the Buyer and no other corporate proceedings on the part of the Buyer are necessary to authorize this Agreement or the Other Documents or to consummate the transactions contemplated hereby or thereby. This Agreement has been, and the Other Documents will be validly executed and delivered by the Buyer and, assuming due authorization, execution and delivery by the Sellers, constitute (or will constitute) legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or other laws affecting creditors' rights generally or by the availability of equitable remedies generally.

               4.3 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement and the Other Documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance with any of the provisions hereof or thereof, will (a) conflict with any provision of the Articles of Incorporation or Code of Regulations of the Buyer, (b) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, or any other action by, any Governmental Authority by the Buyer, (c) violate any law of any Governmental Authority applicable to the Buyer, or by which any of its business, properties, or assets may be bound or affected or (d) violate, breach, or conflict with, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration or any obligation to pay or result in the imposition of any Encumbrance upon any of the property) under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, Encumbrance, Contract, Permit, Order, or other instrument or obligation to which the Buyer is a party or by which any of its business, properties, or assets may be bound or affected, except where such violation, breach, conflict or default will be cured at or prior to the Closing or would not have a material adverse effect on the ability of the Buyer to satisfy its obligations in this Agreement.

               4.4 Buyer Shares. The Buyer has reserved sufficient Buyer Shares out of its authorized but unissued common stock to satisfy it obligations under this Agreement. Such Buyer Shares have been duly authorized for issuance, and when issued to the Sellers as contemplated herein, will be validly issued, fully paid and non-assessable.

               4.5 SEC Documents. All reports, schedules, registration statements and definitive proxy statements filed by the Buyer with the SEC since July 1, 1995 (the "SEC Documents") complied as of their respective dates, in all material respects, with the requirements of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                 ARTICLE V

                            ADDITIONAL COVENANTS

               5.1 Transfer and Other Taxes; Preparation and Filing of Tax Returns; Payment of Taxes; Tax Year.

               (a) Notwithstanding any other provision of this Agreement to the contrary, the Sellers shall assume and promptly pay all sales, use, privilege, transfer, documentary, gains, stamp, duties, recording and similar Taxes and fees (including any penalties, interest or additions) imposed upon any party incurred in connection with the transactions contemplated by this Agreement (collectively, the "Transfer Taxes"), and the Sellers shall, at their own expense, procure any stock transfer stamps required by, and the Sellers shall accurately file all necessary Tax Returns and other documentation with respect to, any Transfer Tax, provided that the obligations of the Sellers under this
Section 5.1(a) shall be several (and not joint) with respect to any Taxes imposed on any Seller or with respect to Shares held by any Seller.

               (b) Provided the Buyer allows the Sellers access to and the right to copies of all relevant and appropriate information, the Sellers shall prepare (in each case, at their own cost and expense and in a manner consistent with past practice) on a timely basis all Tax Returns (including amendments thereof) of CCI for all Pre-Closing Periods. The Sellers shall file or cause to be filed each such Tax Return that will be filed prior to the Closing Date, provided, however, that no later than 15 days prior to the filing of any such Tax Return, the Sellers shall deliver copies of such Tax Returns to the Buyer and, if requested by the Buyer, shall consult with the Buyer with respect to such Tax Returns. In connection with any such Tax Return that has not been filed prior to the Closing Date, the Sellers shall deliver to the Buyer each such Tax Return no later than 15 days prior to the due date for the filing of such Tax Return (including any extension requested and received) and the Buyer, upon its review and consent, which consent shall not be unreasonably withheld or delayed, shall file or cause such Tax Returns to be filed. To the extent permissible under applicable law, (i) all such Tax Returns shall be prepared and filed in a timely manner consistently with CCI's past practices and (ii) in accordance with
Section 5.1(g) of this Agreement, all such Tax Returns shall be prepared and filed on the basis that, except as to Taxes of CCI for which applicable law provides otherwise, the relevant taxable periods terminate on the Closing Date. The Sellers shall pay all Taxes shown to be due and payable on such Tax Returns.

               (c) The Buyer shall prepare and file, or cause the Surviving Corporation to prepare and file, on a timely basis all Tax Returns of CCI for all periods other than those provided in Section 5.1(b) hereof. Subject to Section 7.7 hereof, the Buyer shall pay all Taxes shown to be due and payable thereon. After the Closing Date, the Buyer shall not amend any Tax Return of CCI relating to any Pre-Closing Periods nor make any material changes to accounting allocations or procedures, in each case, that would adversely affect the Sellers' liability to the Buyer pursuant to Section
7.7 hereof without the express written consent of Seller Representatives.

               (d) The Sellers and the Buyer shall cooperate, and shall cause their respective, officers, employees, agents, auditors and representatives to cooperate, (i) in preparing, filing, and amending the Tax Returns of CCI and (ii) with respect to any audit or other administrative or court proceedings with respect to Taxes and Tax Returns of CCI for periods ending on or before the Closing Date, in each case including maintaining and making available to each other all records necessary in connection with Taxes payable with respect to such Tax Returns and in resolving all disputes and audits and refunds with respect to such Tax Returns and Taxes.

               (e) Each Seller severally shall promptly notify Buyer of any notices or materials received by it from any Governmental Authority which relate to Taxes or the business or operations of CCI. The Buyer shall promptly notify Seller Representatives of any notices or materials received by it from any Governmental Authority which relate to Taxes for any Pre-Closing Period or Straddle Period or the business or operations of CCI.

               (f) The Buyer shall not make an election under Section 338 of the Code. The parties to this Agreement acknowledge and agree that the Merger shall be treated as a sale of stock.

               (g) For purposes of determining when for federal income Tax purposes the Tax year of CCI shall end, the parties shall follow the rule of section 1.1502- 76(b)(1) of the United States Treasury regulations. Accordingly, the parties hereby agree that (i) for federal income Tax purposes the Tax year of CCI shall end on and include the Closing Date, and CCI shall become a member of the Buyer's consolidated group beginning the day after the Closing Date, (ii) the items of income, gain, deduction, loss and credit of CCI through and including the date on which the Closing Date occurs shall be reported on the federal income Tax Return filed for CCI and (iii) the items of income, gain, deduction, loss and credit of CCI beginning the day after the Closing Date shall be reported in the consolidated federal income Tax Return of the Buyer. To the extent permissible under applicable law, similar principles shall apply in the case of any state, local, foreign or other jurisdiction in which CCI files any Tax Return.

               5.2 Further Assurances; Cooperation. (a) The parties shall, from time to time before and after the Closing, upon the request of any other party and without further consideration, execute, acknowledge and deliver in proper form any further instruments, and take such further actions as such other party may reasonably require, to carry out effectively the intent of this Agreement and the Other Documents.

               (b) The parties shall cooperate with each other in connection with any claim, action, suit, proceeding, inquiry or investigation with any other Person which relates to the execution and delivery of this Agreement or the Other Documents, or the consummation of the transactions contemplated hereunder and thereunder.

               5.3 Notification of Certain Matters. Each of the parties hereto shall promptly notify the other parties, in the manner provided in Section 8.10 hereof, of (a) the filing or other initiation of any claim, action, suit, proceeding, inquiry or investigation which relates to the execution and delivery of this Agreement or the Other Documents, or the consummation of the transactions contemplated hereunder or thereunder, (b) any circumstance or development which could adversely impair or affect its ability to perform its obligations under this Agreement and the Other Documents, (c) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement and the Other Documents, (d) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement and the Other Documents and (e) any breach of this Agreement.

               5.4 Confidentiality and Exclusivity.

               (a) CCI and each Seller severally shall not (and, in the case of CCI and each Seller which is a corporation, will cause its officers to not) at any time after the Closing, without the prior written consent of the Buyer, disclose or use any information obtained during the negotiation or due diligence process nor any other confidential information (relating to either the Buyer or CCI) otherwise obtained except (i) as may be necessary in connection with their Tax filing and reporting obligations; (ii) information publicly known or which becomes publicly known through no unauthorized act of such party; (iii) information approved by the other party for disclosure; or (iv) information required to be disclosed pursuant to a requirement of a Governmental Authority or law if the disclosing party provides the other party with notice of this requirement a reasonable time prior to disclosure. The provisions of this
Section 5.4(a) will survive the expiration or termination of this Agreement for any reason.

               (b) CCI and each Seller severally agrees not to engage in any negotiations with any party (other than the Buyer), sell or otherwise transfer or agree to sell or transfer any of the stock or assets of CCI, or to furnish any confidential information regarding CCI or its business to any party expressing an interest in any such transaction, except to the Buyer.

               5.5 Publicity. Neither CCI nor any Seller severally shall issue any press release or make any public statement regarding the transactions contemplated hereby, without the prior approval of the Buyer, which approval shall not be unreasonably withheld or delayed. The Buyer shall not issue any press release or make any public statement regarding the transactions contemplated hereby, without prior approval of CCI and Seller Representatives, which approval shall not be unreasonably withheld or delayed.

               5.6 Expenses.

               (a) Except as otherwise specifically provided for herein, each party hereto shall be solely responsible for all expenses incurred by it or on its behalf in connection with the preparation and execution of this Agreement and the Other Documents and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the fees and expenses of its counsel, accountants, brokers, finders, financial advisors and other representatives, provided, however, that at or prior to the Closing CCI shall pay all expenses of the Sellers incurred through such date. Neither CCI nor any Seller shall be responsible for any expenses incurred by the Buyer in connection with any registration statement or public offering.

               (b) The Sellers and the Buyer agree that in the event any dispute between them, either occurring under, relating to or in connection with any of the provisions of this Agreement or the Other Documents, is submitted to a Governmental Authority or other appropriate entity, then all costs and expenses of the parties (including reasonable legal fees) shall be paid by the party against whom a determination by such Governmental Authority or entity is made or, in the absence of a determination wholly against one party, as such Governmental Authority or entity shall direct.

               5.7 Due Diligence. Until the Closing Date, CCI will allow the Buyer and its representatives and agents such access to the books, records, facilities and personnel of CCI is as necessary to facilitate a smooth transfer of ownership, provided that such access does not unreasonably interfere with the operations of CCI.

               5.8 Interim Conduct of Business. Except as otherwise contemplated by this Agreement, during the period from the date hereof to the Closing, CCI shall, and the Sellers severally (to the extent they have the authority) shall cause CCI to (i) operate the business of CCI only in the ordinary course of business consistent with past practice, (ii) maintain, keep and preserve the assets of CCI in the ordinary course of business, and (iii) use commercially reasonable efforts to preserve intact the present organization of CCI, keep available the services of the present employees of CCI, preserve CCI's relationships with customers, suppliers, licensors, licensees, contractors and others having significant business dealings with CCI. Without limiting the generality of the foregoing, from the date of this Agreement, CCI shall not, and the Sellers severally (to the extent they have the authority) shall not permit CCI to, without the prior written consent of the Buyer (which consent shall not be unreasonably withheld or delayed):

               (a)(i) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any shares of the capital stock of CCI or any other securities or equity equivalents (except for (A) the issuance of Shares and/or the grant of options to purchase Shares which, in the aggregate, do not exceed 464,984 Shares, and
(B) the issuance of Shares upon the exercise or conversion of the Convertibles; in the event that CCI issues any Shares or grants any options after the date hereof, it shall deliver to the Buyer a revised Exhibit A to reflect such issuance or grant, which shall replace the Exhibit A attached hereto as part of this Agreement), (ii) split, combine or reclassify any shares of such capital stock or (iii) amend the terms of any such securities or agreements outstanding on the date hereof;

               (b) amend or propose to amend the Articles of Incorporation or By-laws of CCI;

               (c)(i) assume, guarantee, endorse or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other person or (ii) make any loans, advances or capital contributions to, or investments in, any other person except, in each case, if such transaction is satisfied, paid or released at or before the Closing;

               (d) permit any assets of CCI to suffer any lien thereupon, except in the normal course of business;

               (e) change any of the accounting principles or practices used by CCI (except as required by GAAP);

               (f) enter into, adopt, amend or terminate any employee benefit plan, increase in any manner the compensation or fringe benefits of any officer or employee (except for annual salary increases in the normal course of business) or enter into any contract, agreement, commitment or arrangement to do any of the foregoing;

               (g) enter into or offer to enter into any employment or consulting agreement with any person;

               (h)(i) enter into, amend or terminate any Material Contract (other than the execution of new site licenses or agreements to acquire new phones or to otherwise increase the number of Installed Phones or Contract Phones) or (ii) take any action or fail to take any action that, with or without notice or lapse of time, would constitute a default under any

Material Contract;

               (i) sell, lease, transfer or otherwise dispose of any of its assets except in the ordinary course of business;

               (j) install, or agree to install, any telephones, except consistent with standards employed by CCI immediately prior to October 16, 1996;

               (k) pay any dividend or make any other distribution to the Sellers with respect to their Securities, other than a dividend paid in cash;

               (l) make any election with respect to the Taxes or Tax Returns of CCI;

               (m) permit its level of Inventory (other than Contract Phones) to fluctuate in a manner inconsistent with its historical practices; or

               (n) take, or agree in writing or otherwise to take, any of the foregoing actions or any action which would make any representation or warranty of CCI or Sellers contained in this Agreement untrue or incorrect as of the date when made or as of any future date or which could prevent the satisfaction of any condition to Closing set forth in Article VI hereof.

               5.9 Excluded Assets. On or before the Closing Date, the Sellers shall cause the assets relating to CCI's hospitality division listed on Exhibit H hereto (the "Excluded Assets") (and any related liabilities) to be transferred out of CCI and to be acquired and assumed by the Sellers or one or more other parties (other than CCI or the Buyer). Notwithstanding anything to the contrary contained herein, after the Closing, the Buyer shall permit the Sellers to pursue in the name of CCI, that certain litigation styled Cherokee Communications, Inc. vs. Superior Phones, Ltd. and Wanda Baucom, Individually; provided that (a) all expenses incurred and all damages, settlements and other and monies recovered in such litigation shall be for the account and benefit of the Sellers, Pro Rata and (b) nothing in connection with the prosecution, adjudication or settlement of such litigation shall have an adverse effect on CCI or the Buyer.

               5.10 1996 Audit. Not later than 10 business days prior to the Closing Date, CCI shall deliver to the Buyer the 1996 Audit.

               5.11 Permits. Provided the Buyer cooperates with all reasonable requests made by CCI and the Sellers, at CCI's sole cost and expense, CCI and the Sellers will use commercially reasonable efforts to cause all Permits or consents to transfer which are required to be obtained for Buyer to legally operate CCI's business, a complete listing of which is set forth on Exhibit I hereto, to be issued or fully assigned to Buyer within 90 days after the Closing Date.

               5.12 Consents; Waivers; Assignments. (a) The Sellers or CCI will, prior to the Closing, have obtained and delivered all consents, waivers, assignments and assumptions which would be required in order to not breach any Material Contracts (or any other Contracts which, in the aggregate, are material) to which CCI is a party and pertaining to the Buyer's assumption of CCI's debts by operation of law, a complete listing of which is set forth on Exhibit J hereto.

               (b) All purchase money security agreements relating to any item of Equipment have been or will be released prior to the Closing, or all required consents, assignments or waivers will be obtained and delivered to the Buyer.

               5.13 Cooperation in Financings. CCI and the Sellers agree to cooperate with, and provide reasonable assistance to, the Buyer, at the Buyer's expense, in connection with any sale or distribution of securities (whether registered or otherwise) made by the Buyer or any of its affiliates in connection with the consummation of the transactions contemplated hereby, including, without limitation, using their reasonable best efforts to (a) make available on a timely basis such financial information of CCI as may reasonably be required in connection with any such sale or distribution, (b) obtain "cold comfort" letters and updates thereof from CCI's independent certified public accountants and opinion letters from CCI's attorneys, with such letters to be in customary form and to cover matters of the type customarily covered by accountants and attorneys in such transactions, and (c) make reasonably available representatives of CCI and its accountants and attorneys in connection with any such sale or distribution, including for purposes of due diligence and marketing efforts related thereto.

               5.14 Options. At or prior to the Closing, each Seller who holds Options shall exercise all Options held by him.

               5.15 Payment of Certain Liabilities. In the event that the Consideration shall be adjusted pursuant to Section 1.4(e) due to Liabilities in the form of accrued and unpaid dividends or interest, any obligation to pay the sum of such accrued and unpaid dividends or accrued interest, as the case may be, shall be assumed by the Surviving Corporation.

                                 ARTICLE VI

                                 CONDITIONS

               6.1 Conditions Precedent to Obligations of the Buyer. The obligation of the Buyer to consummate the transactions contemplated hereby is subject to the satisfaction or waiver by the Buyer (subject to applicable law) on or before the Closing Date, of each of the following conditions:

               (a) Accuracy of Representations and Warranties. Each of the representations and warranties of the Sellers and CCI contained in this Agreement, the Disclosure Schedule, or in any Other Document to be executed and delivered by the Sellers or CCI on or before the Closing Date pursuant hereto shall have been true and correct in all material respects when made, and shall be true and correct in all material respects as of the Closing Date as though made on and as of such date.


               (b) Performance or Agreements. The Sellers and CCI shall have performed and complied in all material respects with all of the covenants and agreements contained in this Agreement to be performed or complied with by them at or before the Closing.

               (c) Adverse Proceedings. No claim, action, suit, investigation or governmental proceeding shall be pending and no Law of any

Governmental Authority shall be enacted, rendered or in force, which would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement and the Other Documents to be executed and delivered pursuant hereto.

               (d) Consents and Approvals. All necessary consents, approvals or waivers from third parties and Governmental Authorities shall have been received by CCI and the Buyer.

               (e) Environmental. The Buyer shall be satisfied with the results of an environmental audit of the real property owned by CCI.

               (f) EBITDA. The EBITDA for the three months ending December 31, 1996 shall not be more than 6.5% lower than the EBITDA for the three months ended December 31, 1995.

               6.2 Conditions Precedent to Obligations of CCI and the Sellers. The obligations of CCI and the Sellers to consummate the transactions contemplated hereby are subject to the satisfaction or waiver by CCI (subject to applicable Law) on or before the Closing Date of each of the following conditions:

               (a) Accuracy of Representations and Warranties. Each of the representations and warranties of the Buyer contained in this Agreement or in any Other Document to be executed and delivered by the Buyer on or before the Closing Date pursuant hereto shall have been true and correct in all material respects when made, and shall be true and correct in all material respects as of the Closing Date as though made on and as of such date.

               (b) Performance of Agreements. The Buyer shall have performed and complied in all material respects with all of the covenants and agreements contained in this Agreement to be performed or complied with by the Buyer at or before the Closing.

               (c) Adverse Proceedings. No claim, action, suit, investigation or governmental proceeding shall be pending, and no Law of any Governmental Authority shall be enacted, rendered or in force, which would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement and the Other Documents to be executed and delivered pursuant hereto.

               (d) Preferred Stock Approval. The holder of the Preferred Stock shall have approved this Agreement and the transactions contemplated hereby; the execution of this Agreement by such holder shall constitute such approval, and shall be irrevocable.

                                ARTICLE VII

                      SURVIVAL OF REPRESENTATIONS AND
                        WARRANTIES; INDEMNIFICATION

               7.1 Survival of Representations and Warranties. All representations and warranties of the Sellers and the Buyer contained herein or made pursuant hereto shall survive the Closing and any investigation at any time made by or on behalf of any party hereto until December 31, 1998 except that the representations and warranties contained in Sections 3.14 (Litigation and Arbitration) and 3.17 (Taxes) shall both survive until 45 days following the expiration of the applicable statute of limitations (including extensions thereof). Provided that a claim with respect to a breach of representation or warranty is made within the applicable period in accordance with the provisions of Section 7.6 hereof, such claim and any related claims may continue to be asserted beyond such period.

               7.2 Statements as Representations. All statements contained herein or in any Schedule contained in the Disclosure Schedule or in any Exhibit hereto shall be deemed representations and warranties within the meaning of Sections 7.1, 7.3(a), 7.3(b)(i) and 7.4(a) hereof.

               7.3 Indemnification by the Sellers.

               (a) Subject to the provisions of this Article VII, each Seller shall severally indemnify, defend and hold harmless the Buyer, any parent, subsidiary or affiliate of the Buyer, and any director, officer, employee, agent or advisor of any of them, or any of their respective successors or assigns (a "Buyer Indemnified Party"), from and against any and all Losses asserted against, resulting to, imposed upon or incurred by any Buyer Indemnified Party, directly or indirectly, by reason of or resulting from the breach of or any inaccuracy in any of the representations and warranties of such Seller contained in or made pursuant to Article II hereof, or any facts or circumstances constituting such breach or inaccuracy.

               (b) Subject to the provisions of this Article VII, each Management Seller shall jointly and severally indemnify, defend and hold harmless each Buyer Indemnified Party from and against any and all Losses asserted against, resulting to, imposed upon or incurred by such Buyer Indemnified Party, directly or indirectly, by reason of or resulting from:

                      (i) the breach of or any inaccuracy in any of the representations and warranties of the Sellers or CCI contained in or made pursuant to any Section of this Agreement (other than a Section in Article II hereof), or any facts or circumstances constituting such breach or inaccuracy;

                      (ii) the breach or nonperformance of any covenant or agreement of the Sellers or CCI contained in or made pursuant to this Agreement or any facts or circumstances constituting such breach or nonperformance;

                      (iii) any liabilities relating to the Excluded
          Assets;

                      (iv) any unrecorded expenses and liabilities (net of any unrecorded income and Current Assets) of CCI relating to occurrences prior to the Effective Time;

                      (v) any litigation or legal claims against CCI or for which CCI is or may be liable relating to occurrences prior to the Effective Time; and

                      (vi) all liability and remediation costs imposed by Environmental Laws or by any Governmental Authority in respect of Environmental Laws;

               (c) Subject to the provisions of this Article VII, each Seller (other than the Management Sellers and Berthel Fisher) and Berthel

Fisher (only with respect to clauses (ii) and (v) below), shall severally indemnify, defend and hold harmless each Buyer Indemnified Party from and against any and all Losses asserted against, resulting to, imposed upon or incurred by such Buyer Indemnified Party, directly or indirectly, by reason of or resulting from:

                      (i) the breach of or any inaccuracy in any of the representations and warranties of such Seller contained in or made pursuant to any Section of this Agreement (other than a Section in Article II hereof), or any facts or circumstances constituting such breach or inaccuracy;

                      (ii) the breach or nonperformance of any covenant or agreement of such Seller contained in or made pursuant to this Agreement or any facts or circumstances constituting such breach or nonperformance;

                      (iii) its Pro Rata portion of any liabilities relating to the Excluded Assets;

                      (iv) its Pro Rata portion of any unrecorded expenses and liabilities (net of any unrecorded income and Current Assets) of CCI relating to occurrences prior to the Effective Time;

                      (v) its Pro Rata portion of any litigation or legal claims against CCI or for which CCI is or may be liable relating to occurrences prior to the Effective Time; and

                      (vi) its Pro Rata portion of all liabilities and remediation costs imposed by Environmental Laws or by any Governmental Authority in respect of Environmental Laws.

               7.4 Indemnification by the Buyer. Subject to the provisions of this Article VII, the Buyer shall indemnify, defend and hold harmless the Sellers, any parent, subsidiary or affiliate of the Sellers, and any director, officer, employee, agent or advisor of any of them or any of their respective heirs, successors or assigns (a "Seller Indemnified Party"), from and against any and all Losses asserted against, resulting to, imposed upon or incurred by any Seller Indemnified Party, directly or indirectly, by reason of or resulting from:

                      (a) the breach of or any inaccuracy in any of the representations and warranties of the Buyer contained in or made pursuant to this Agreement or any facts or circumstances constituting such breach or inaccuracy;

                      (b) the breach or non-performance of any agreement of the Buyer contained in or made pursuant to this Agreement or any facts or circumstances constituting such breach or nonperformance, and

                      (c) the operations or business of the Surviving Corporation after the Effective Time.

               7.5 Limitations on Indemnification

               (a) The indemnifications in favor of the Buyer Indemnified Parties contained in Section 7.3(b)(i) (except with respect to Sections 3.1, 3.2, 3.3, 3.4 and 3.5(a) hereof, Taxes, litigation and legal claims relating to occurrences prior to the Effective Time), Section 7.3(b)(ii) (except with respect to Article I hereof), Section 7.3(b)(iv), Section 7.3(c)(i) (except with respect to Article II, Sections 3.1, 3.2, 3.3, 3.4 and 3.5(a) hereof, Taxes, litigation and legal claims relating to occurrences prior to the Effective Time), Section 7.3(c)(ii) (except with respect to Article I hereof) and Section 7.3(c)(iv) shall be effective only to the extent that the aggregate dollar amount of all Losses indemnified against under such Sections (i) exceeds $100,000 and (ii) shall not exceed $2,000,000.

               (b) The indemnifications in favor of the Seller Indemnified Parties contained in Section 7.4(a) (except with respect to Sections 4.1, 4.2 and 4.3(a) hereof) and Section 7.4(b) (except with respect to Article I hereof, and the employment and non-competition agreements attached hereto as Exhibits C, D and E) shall be effective only to the extent that the aggregate dollar amount of all Losses indemnified against under such Section (i) exceeds $100,000 and
(ii) shall not exceed $2,000,000.

               (c) No Buyer Indemnified Party or Seller Indemnified Party shall be entitled to recover any amounts pursuant to this Article VII to the extent such Person is entitled to recover such amounts under insurance policies.

               (d) The Buyer and the Sellers shall not be entitled to indemnification under this Article VII in respect of any breach of this Agreement (except with respect to Section 3.19) if the Buyer or the Seller Representatives, respectively, knowingly waived such breach at the Closing in writing.

               (e) Any payment to the Buyer under this Article VII (except in respect of Article I hereof) shall be made pursuant to the Escrow Agreement, to the extent the Escrow Amount has not been depleted.

               (f) The obligations of each Seller under Section 7.3 shall be limited to his or its Pro Rata share of the Consideration.

               7.6 Indemnification Procedures.

               (a) Notice. If any legal proceeding shall be threatened or instituted or any claim or demand shall be asserted by any Buyer Indemnified Party or Seller Indemnified Party in respect of which indemnification may be sought under the provisions of this Agreement, the party seeking indemnification (the "Claiming Party") shall promptly cause written notice of the assertion of any such claim, demand or proceeding of which it has knowledge to be forwarded to the party from whom it is claiming indemnification (the "Indemnitor"). Such notice shall contain a reference to the provisions hereof or of such other agreement, instrument or certificate delivered pursuant hereto, in respect of which such claim is being made, and shall specify, in reasonable detail, the amount of such Loss if determinable at such time. The Claiming Party's failure to give the Indemnitor prompt notice shall not preclude the Claiming Party from seeking indemnification from the Indemnitor unless the Claiming Party's failure has materially prejudiced the Indemnitor's ability to defend the claim, demand or proceeding.

               (b) Third Party Claims. If the Claiming Party seeks indemnification from the Indemnitor as a result of a claim or demand being made by a third party (a "Third Party Claim"), the Indemnitor shall have the right to promptly assume the control of the defense of such Third

Party Claim, including, at its own expense, employment by it of counsel reasonably satisfactory to the Claiming Party. The Claiming Party may, in its sole discretion and at its own expense, employ counsel to represent it in the defense of the Third Party Claim, and in such event counsel for the Indemnitor shall cooperate with counsel for the Claiming Party in such defense, provided that the Indemnitor shall direct and control the defense of such Third Party Claim or proceeding. Except with the written consent of the Claiming Party, the Indemnitor shall not consent to the entry of any judgment nor enter into any settlement of such Third Party Claim which (i) does not include as an unconditional term thereof the release of the Claiming Party from all liability in respect of such Third Party Claim and (ii) results in the imposition on the Claiming Party of any remedy other than money damages; provided, however, that the Claiming Party shall not unreasonably withhold or delay its consent to the entry of any judgment or any settlement of a Third Party Claim. If the Indemnitor elects not to exercise its rights to assume the defense of the Third Party Claim, or if injunctive relief is sought which would have an adverse effect on the Claiming Party, the Claiming Party may, but shall have no obligation to, defend against such Third Party Claim or legal proceeding in such manner as it may deem appropriate, and the Claiming Party may compromise or settle such Third Party Claim and proceeding with the Indemnitor's consent, which shall not be unreasonably withheld or delayed.

               (c) Payment. After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the time in which to appeal therefrom shall have expired, or a settlement shall have been consummated, or the Claiming Party and the Indemnitor shall arrive at a mutually binding agreement with respect to each separate matter alleged to be indemnified by the Indemnitor hereunder, the Claiming Party shall forward to the Indemnitor notice of any sums due and owing by it with respect to such matter (in accordance with Section 8.10 hereof) and the Indemnitor shall pay all of the sums so owing to the Claiming Party by wire transfer, certified or bank cashier's check within 10 days after the date of such notice.

               7.7 Tax Indemnification. (a) Except to the extent included in the adjustment to Consideration contemplated by Section 1.4 hereof, the Management Sellers shall jointly and severally, and the other Sellers shall severally (on a Pro Rata basis), indemnify, defend, and hold harmless the Buyer Indemnified Parties from and against any and all Losses asserted against, resulting to, imposed on, sustained, incurred or suffered by, or asserted against any of the Buyer Indemnified Parties, directly or indirectly, by reason of or resulting from any and all Taxes imposed upon CCI with respect to (i) any Pre-Closing Period, (ii) any Straddle Period but only with respect to the portion of such Straddle Period ending on the close of business on the Closing Date and in the manner provided in paragraph 7.7(d) hereof and (iii) any Transfer Taxes for which the Sellers are liable pursuant to Section 5.1(a).

               (b) Without limiting the generality of Section 7.7(a) above, the Sellers shall indemnify, defend, and hold harmless the Buyer Indemnified Parties from and against any and all Losses asserted against, resulting to, imposed on, sustained, incurred or suffered by, or asserted against any of the Buyer Indemnified Parties, directly or indirectly, by reason of or resulting from the imposition of Taxes on CCI as a result of the sale, transfer, assignment or distribution of any of the Excluded Assets. Notwithstanding anything to the contrary contained herein, the Sellers shall not be liable for any Losses incurred by any of the Buyer Indemnified Parties by reason of or resulting from
(i) the imposition of

Taxes on CCI as a result actions of CCI on the Closing Date that are caused by the Buyer and not contemplated by this Agreement, or (ii) from the failure of the Buyer to file all Tax Returns required to be filed by the Buyer pursuant to
Section 5.1(b) on a timely basis, provided, however, in the case of clause (ii) hereof, the Sellers have prepared and delivered such Tax Returns to the Buyer in the time and manner prescribed in Section 5.1(b).

               (c) The Buyer shall indemnify, defend and hold harmless the Seller Indemnified Parties from and against any and all Losses asserted against, resulting to, imposed on, sustained, incurred or suffered by, or asserted against any of the Seller Indemnified Parties, directly or indirectly, by reason of or resulting from any and all Taxes imposed on CCI with respect to (i) any Post-Closing Period and (ii) any Straddle Period, but only with respect to the portion of such Straddle Period beginning the day after the Closing Date and in the manner provided for in paragraph 7.7(d) hereof.

               (d) For purposes of determining the amount of Taxes for or which relate to a Straddle Period, the Closing Date shall be treated as the last day of a taxable period, and the portion of any such Tax that is allocable to the taxable period that is so deemed to end on and include the Closing Date: (i) in the case of Taxes that are either (x) based upon or related to income or receipts (and corresponding losses and deductions) or (y) imposed in connection with any sale, transfer, assignment or distribution of property (real or personal, tangible or intangible) (and corresponding losses and deductions), shall be deemed equal to the amount which would be payable if the period for which such Tax is assessed ended on and included the Closing Date, and (ii) in the cases of Taxes other than Taxes described in clause (i) hereof, shall be computed on a per diem basis.

               (e) In the event of the realization of any loss or credit for tax purposes of CCI attributable to any Post-Closing Period, CCI may, in its sole discretion, to the extent permitted under applicable law, elect not to carry back such loss or credit to a Pre-Closing Period.

               (f) The Sellers shall be entitled to all refunds of Taxes of CCI for any Pre-Closing Period, and the Buyer shall be entitled to all refunds of Taxes of CCI for any Post-Closing Period. Notwithstanding the foregoing, the Buyer shall be entitled to any refund of Taxes of CCI for any Pre-Closing Period which results from either (i) the carryback of a tax attribute from a Post-Closing Period or (ii) a timing difference with respect to certain tax matters (for example, depreciation or inventory). Refunds relating to any Straddle Period shall be equitably apportioned between the Sellers and the Buyer in accordance with the provisions of this Agreement governing such periods. A party receiving a refund to which the other party is entitled pursuant to this Agreement shall pay the amount to which such other party is entitled within five days of receiving such refund. The Sellers shall be allowed reasonable access to the books and records of CCI in order to be able to confirm whether CCI has received any refund with respect to which the Sellers are entitled pursuant to this Section 7.7(f).

               (g) If a notice of deficiency, proposed adjustment, adjustment, assessment, audit, examination, suit, dispute or other claim (a "Tax Claim") shall be delivered, sent, commenced, or initiated to or against CCI by any taxing authority with respect to Taxes for which any Person is entitled to indemnification hereunder, the Buyer shall promptly notify Seller Representatives in writing of the Tax Claim. If a Tax Claim with respect to Taxes for which any Person is entitled to indemnification hereunder shall be delivered, sent, commenced or initiated to or against the Sellers by any taxing authority, the Sellers shall promptly notify the Buyer in writing of such Tax Claim.

               (h) Seller Representatives may, upon timely notice to the Buyer, assume and control the defense of a Tax Claim involving only Pre-Closing Periods at the Sellers' own cost and expense and with their own counsel and the Buyer and its affiliates agree to cooperate with the Sellers and their counsel in pursuing such contest. If Seller Representatives elect to assume the defense of any such Tax Claim, notwithstanding anything to the contrary contained herein,
(i) the Sellers shall consult with the Buyer and shall not enter into any settlement with respect to any such Tax Claim without the Buyer's prior written consent if the effect of such settlement would be to increase the liability for Taxes of CCI for any Post-Closing Period or Straddle Period with respect to the portion of such Straddle Period beginning the day after the Closing Date; (ii) the Sellers shall keep the Buyer informed of all material developments and events relating to such Tax Claim (including promptly notifying the Buyer of any telephone conversations, meetings or other contacts with the Internal Revenue Service (the "Service") or any other taxing authority relating to such Tax Claim and allowing the Buyer to listen in on or be present at, as the case may be, any such phone conversations, meetings or other contact with the Service or any other taxing authority relating to such Tax Claim); and (iii) at its own cost and expense, the Buyer shall have the right to participate in (but not to control) the defense of such Tax Claim.

               (i) In connection with the contest of any Tax Claim that relates to (i) any Post-Closing Period, (ii) any Straddle Period and (iii) any Tax Claim that the Sellers have the ability to control but do not timely elect to control pursuant to Section 7.7(f), such contest shall be controlled by the Buyer, and the Sellers agree to cooperate with Buyer and its affiliates in pursuing such contest. In connection with any such contest that relates to (ii) or (iii) above, the Buyer shall keep Seller Representatives informed of all material developments and events relating to such Tax Claim (including, promptly notifying Seller Representatives of any telephone conversations, meetings or other contacts with the Service or any other taxing authority relating to such Tax Claim and allowing Seller Representatives to listen in on or be present at, as the case may be, any such phone conversations, meetings or other contact with the Service or any other taxing authority relating to such Tax Claim) and the Sellers, at their own cost and expense, shall have the right to participate in (but not control) the defense of such Tax Claim. Nothing contained herein shall be construed as limiting the Buyer's right to indemnification under this Section 7.7.

                                ARTICLE VIII

                               MISCELLANEOUS

               8.1 Consent to Service. Each Seller hereby designates and appoints Seller Representatives as its authorized agents upon whom process may be served in any suit, proceeding or other action against such Seller instituted by the Buyer and relating to this Agreement. Such designation and appointment shall, to the extent permitted by law, be irrevocable, unless and until a successor authorized agent acceptable to the Buyer shall have been appointed by the Sellers, such successor shall have accepted such appointment and written notice thereof shall have been given to the Buyer. Each Seller further agrees that service of process upon such authorized agent or successor shall be deemed in every respect service of process upon such Seller in any such suit, proceeding or other action. Each Seller further agrees to take any and all action, including the execution and filing of all such instruments and documents, as may be necessary to continue such designation and appointment of such authorized agent in full force and effect.

               8.2 Parties in Interest; No Third Party Beneficiaries.

               (a) This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. This Agreement and the rights and obligations of the Buyer and the Sellers hereunder may not be assigned by any of the parties hereto without the prior written consent of the other parties.

               (b) This Agreement is not intended, nor shall it be construed, to confer upon any Person except the parties hereto and their heirs, successors and permitted assigns any rights or remedies under or by reason of this Agreement.

               8.3 Exhibits and Disclosure Schedule. All Exhibits annexed hereto and the Disclosure Schedule referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

               8.4 Entire Agreement. This Agreement, including the Exhibits hereto and the documents, schedules, certificates and instruments referred to herein, embody the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement. This Agreement supersedes all prior agreements, arrangements and understandings of the parties with respect to such transactions.

               8.5 Waiver of Compliance. No amendment, modification, alteration, supplement or waiver of compliance with any obligation, covenant, agreement, provision or condition hereof or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing executed by all of the parties or in the case of a waiver, the party against whom enforcement of any waiver, is sought. Any waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, provision or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

               8.6 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

               8.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

               8.8 Headings. The table of contents, article and section headings contained in this Agreement are for convenience only and shall not control or affect in any way the meaning or interpretation of the provisions of this Agreement.

               8.9 Governing Law; Arbitration. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to the conflicts of law principles of such jurisdiction.

               (b) Any controversy or claim arising out of or relating to this Agreement, including the termination, validity, interpretation or breach thereof shall be settled by arbitration before a single arbitrator conducted in Atlanta, Georgia in accordance with then applicable Commercial Arbitration Rules of the American Arbitration Association, as modified in this Agreement (the "Rules"). Within 20 days after its receipt of claimant's notice of intention to arbitrate and statement of claim, respondent shall serve claimant with its answering statement and any counterclaims. Claimant shall serve its answer to any counterclaims within ten days after its receipt thereof. The hearing shall be held no later than 30 days after the designation of the arbitrator, and shall last no more than two business days absent good cause shown. The arbitrator shall render its written decision within 30 days after such hearing is conducted. The rendering of the decision by the arbitrator within the aforesaid period of time is a condition to the parties' obligation to pay the fees of the arbitrator. The powers of the arbitrator shall include, but not be limited to, the awarding of injunctive or other equitable relief but shall not include the power to modify or amend in any respect the provisions of this Agreement. The arbitrator shall include in any award the amount of the reasonable attorneys' fees and expenses and all other reasonable costs and expenses of the arbitration incurred by the prevailing party and a direction that it be paid by the other party within ten days after the making of such award. In the event that the arbitrator does not rule in favor of the prevailing party in respect of all the claims alleged by such party, the arbitrator shall include in any award the portion of the amount of the reasonable attorneys' fees and other expenses of the arbitration incurred by the prevailing party as the arbitrator deems just and equitable under the circumstances, together with a direction that such amounts be paid by the other party within ten days thereof. Except as provided above, each party shall bear his or its own attorneys' fees and expenses and the parties shall bear equally all other costs and expenses of the arbitration. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

               (c) Nothing contained in this Section 8.9 shall be construed to limit or preclude a party from bringing any action in any court of competent jurisdiction for interim or provisional relief pending establishment of the arbitral tribunal and the arbitral tribunal's determination of the merits of the dispute to protect the rights or property of that party or to compel another party to comply with its obligations under this Agreement during the pendency of the arbitration proceedings.

               8.10 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, telecopied (with confirmation of receipt), delivered by nationally-recognized overnight express service or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

                      (a)    If to the Buyer to:

                             PhoneTel Technologies, Inc.
                             1127 Euclid Avenue

                             Cleveland, Ohio 44115
                             Telephone: (216) 241-2555
                             Telecopy:  (216) 241-2574
                             Attention:  Chief Executive Officer

                             Copy to:

                           Skadden, Arps, Slate,
                             Meagher & Flom LLP
                             919 Third Avenue
                          New York, New York 10022
                         Telephone: (212) 735-3000
                         Telecopy:  (212) 735-2000
                     Attention: Stephen M Banker, Esq.

                      (b)    If to a Seller:

                             Seller's address, as set forth on Exhibit A hereto.

                             Copy to:

                          Gardere & Wynne, L.L.P.
                          3000 Thanksgiving Tower
                            Dallas, Texas 75201
                         Telephone: (214) 999-3000
                          Telecopy: (214) 999-4667
                      Attention: Alan J. Perkins, Esq.

                      (c)    If to CCI:

                             Cherokee Communications, Inc.
                             506 E. Rusk
                             P.O. Box 549
                             Jacksonville, Texas 75766
                             Telephone: (903) 586-6671
                             Telecopy:  (903) 586-5150
                             Attention:  Chairman and
                                           Chief Executive Officer

                             Copy to:

                          Gardere & Wynne, L.L.P.
                          3000 Thanksgiving Tower
                            Dallas, Texas 75201
                         Telephone: (214) 999-3000
                          Telecopy: (214) 999-4667
                      Attention: Alan J. Perkins, Esq.


or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above, provided that notice of a change of address shall be deemed given only upon receipt.

               8.11 Termination or Abandonment. This Agreement shall terminate on January 31, 1997, upon notice by either CCI or Buyer to the other if the Merger has not been consummated by such date. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Closing:

               (a) by the mutual written consent of CCI and the Buyer; or

               (b) by CCI or the Buyer, if any court of competent jurisdiction or governmental body, authority or agency having jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable.

               8.12 Effect of Termination. If any party terminates this Agreement pursuant to Section 8.11 above, all obligations of the parties hereunder shall terminate without any liability of any party to any other party (except for any liability of any party then in breach (subject to Section 1.6 hereof) and except that the provisions of Sections 5.4 and 5.6 shall survive termination of this Agreement). Notwithstanding the foregoing, in the event the Buyer terminates this Agreement because of a breach of a representation or warranty by CCI or any Seller, CCI and the Sellers shall have no liability to the Buyer in respect of such breach unless the facts supporting such breach were known by CCI or any Seller on the date hereof.

                                 ARTICLE IX

                                DEFINITIONS

               9.1 Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

               "Accounting Books and Records" shall have the meaning set forth in Section 3.2 hereof.

               "Accounts Receivable" shall mean all of the accounts receivable and notes receivable of CCI.

               "Adjustment Schedule" shall have the meaning set forth in Section
1.5 hereof.

               "Affiliate Transactions" shall have the meaning set forth in
Section 3.23 hereof.

               "Articles of Merger" shall have the meaning set forth in Section
1.8 hereof.

               "AT&T Rate" shall mean the time of day discounted rate charged by AT&T for long distance calls, or the blended rate charged by AT&T, MCI and Sprint (or such other rate as may be used by the FCC in imposing Rate Caps), for minutes of use, the calling card surcharge and the surcharge for collect calls or operator assistance as of a Rate Cap Effective Date.

               "Audited Financial Statements" shall have the meaning set forth in Section 3.6 hereof.

               "Average Term" shall mean the average remaining term of the written contracts for the placement of Installed Phones; provided that, in calculating the term of any such contract, (a) an Installed Phone without a written contract shall be treated as if there is a contract with no remaining term; (b) any renewal term at the option of CCI shall be considered part of the term; (c) any contract which automatically renews unless the other party gives notice of its intention to terminate the contract or permit it to expire, shall be deemed to terminate as if such notice is given at the earliest permissible date; and (d) such calculation shall be weighted to take into account the number of telephones under each such contract.

               "Berthel Fisher" shall mean Berthel Fisher & Company Investments, Inc.

               "Buyer" shall mean PhoneTel Technologies, Inc., an Ohio corporation.

               "Buyer Indemnified Party" shall have the meaning set forth in
Section 7.3 hereof.

               "CID" shall have the meaning set forth in Section 3.1 hereof.

               "Claiming Party" shall have the meaning set forth in Section 7.6(a) hereof.

               "Closing" shall have the meaning set forth in Section 1.8 hereof.

               "Closing Date" shall have the meaning set forth in Section 1.8 hereof.

               "Code" shall mean the Internal Revenue Code of 1986, as amended.

               "Consideration" shall have the meaning set forth in Section 1.2 hereof.

               "Contract Phones" shall mean the telephones to be installed by CCI pursuant to location contracts entered into by CCI, provided CCI has available new or refurbished state of the art equipment in inventory for the installation of such telephones and provided further that the locations for the installation of such telephones have been selected and approved consistent with standards employed by CCI immediately prior to October 16, 1996.

               "Contracts" shall mean and include all leases, contracts, agreements, licenses, license agreements, purchase orders, invoices, sales orders, instruments evidencing indebtedness for borrowed money, mortgages or other documents securing any indebtedness for borrowed money, commitments and understandings, written or oral, and all amendments or modifications thereto, to which CCI is a party or by which CCI is bound.

               "Convertibles" shall have the meaning set forth in Section 3.4 hereof.

               "Current Assets" shall be determined in accordance with GAAP, consistent with prior periods (except as described in Schedule 3.10 of the Disclosure Schedule), and shall mean all (i) cash, (ii) accounts receivable (net of allowance for doubtful accounts), (iii) prepaid expenses and (iv) all cash equivalents of CCI, but shall not include inventories or supplies.

               "Disclosure Schedule" shall mean the disclosure schedule delivered in connection herewith.

               "EBITDA" for any period shall mean CCI's earnings from continuing operations before interest, taxes, depreciation and amortization (excluding the Excluded Assets), after adding back the amount of expenses incurred in connection with the transactions contemplated hereby, any expenses relating to the issuance of capital stock and any other extraordinary, non-recurring expenses, for such period, determined in accordance with GAAP from the financial statements of CCI, applied on a consistent basis, and assuming the state of the law with respect to dial around compensation as it existed prior to September 20, 1996.

               "Effective Time" shall have the meaning set forth in Section 1.8 hereof.

               "Encumbrance" shall mean any lien, encumbrance, proxy, voting trust arrangement, pledge, security interest, collateral security agreement, financing statement (and similar notices) filed with any Governmental Authority, claim (including any claim as defined in the Code), charge, equities, mortgage, pledge, objection, title defect, option, restrictive covenant or restriction on transfer of any nature whatsoever, and the interest of the lessor in any property subject to a capital lease.

               "Environmental Laws" shall have the meaning set forth in Section
3.19 hereof.

               "Equipment" shall mean all telephones, all Inventory and all other items of plant and equipment (including, without limitation, vehicles, furniture, machinery, computers, office equipment and office supplies) which are owned, leased or otherwise used by CCI in the operations of its businesses.

               "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

               "ERISA Affiliate" shall mean any trade or business, whether or not incorporated, which (within the meaning of Section 4001 of ERISA) would, in conjunction with CCI, be deemed a "single employer".

               "Escrow Agent" shall have the meaning set forth in Section
1.6(a).

               "Escrow Amount" shall have the meaning set forth in Section 1.6(a) hereof, as may be modified by Section 1.6(b) hereof.

               "Excluded Assets" shall have the meaning set forth in Section 5.9 hereof.

               "FCC" shall mean the Federal Communications Commission.

               "Financial Statements" shall have the meaning set forth in
Section 3.6 hereof.

               "First Rate Cap Year" shall mean the twelve-month period from the Closing Date through the first anniversary of the Closing Date.

               "GAAP" shall mean generally accepted accounting principles as in effect on the date hereof.

               "Governmental Authority" shall mean any government or political subdivision thereof, whether federal, state, local or foreign, or any agency, department, commission, board, bureau, court, tribunal, body, administrative or regulatory authority or instrumentality of any such government or political subdivision.

               "Hazardous Material" shall mean any substance that is defined as a "hazardous waste," "hazardous substance," "pollutant" or "contaminant" under any Environmental Law or whose presence requires an investigation or remediation under any Environmental Law, including, without limitation, gasoline, diesel fuel and other petroleum hydrocarbons.

               "Indemnitor" shall have the meaning set forth in Section 7.6 hereof.

               "Installed Phones" shall mean the microprocessor-based pay telephones owned by CCI and 50% of such telephones owned by CID, in each case which are active and generating income, but not including any telephones installed after the date hereof inconsistent with standards employed by CCI immediately prior to October 16, 1996.

               "Intellectual Property" shall mean (a) all computer software applications (whether licensed or otherwise and whether customized or otherwise), U.S. and foreign patents and patent applications, registered and unregistered copyrights and copyright applications (including copyrights in proprietary computer software and databases), trademarks, service marks, trade dress, logos, trade names and similar business identifiers, including, in each case, all registrations and applications therefore, (b) all trade secrets, know-how, formulae, processes, inventions (whether patentable or unpatentable) and other technical information and (c) the goodwill of the business symbolized by any of the foregoing.

               "Inventory" shall mean and include all inventory owned or held by CCI and used in the conduct of its business and operations, including raw materials, components, repair parts, works-in-progress, finished goods and other similar items, whether new or used.

               "Law" shall mean any law (including common law), rule, regulation, restriction (including zoning), code, statute, ordinance, order, writ, injunction, judgment, decree or other requirement of a Governmental Authority.

               "Liabilities" shall be determined in accordance with GAAP, consistent with prior periods (except as described in Schedule 3.10 of the Disclosure Schedule), and shall mean (without double-counting), all (i) current liabilities, (ii) long-term liabilities, (iii) costs associated with the installation of all Contract Phones included within the calculation provided in
Section 1.4(a) hereof, including commissions and signing bonuses (but excluding the labor cost of CCI employees), (iv) payments due on automobile leases after the Effective Time, (v) accrued and unpaid dividends, (vi) accrued interest,
(vii) payments due on all leases after the Effective Time (except leases of real property, a lease on postal equipment, and license payments to Intellicall, Inc. as described in Section 3.12) and (viii) accrued vacation days; provided that Liabilities shall not include (x) accrued Taxes (including income taxes payable and deferred income tax liabilities), (y) all normal, recurring monthly expenses incurred during the month of the Closing Date (including telephone bills, property taxes, leases of real property and payroll) to the extent allocated to the Buyer based on the number of days occurring after the Effective Time, and (z) the car loans for the three automobiles currently used by Bill H. Bailey, Jr., Edward L. Marshall and Jerry T. Beddow.

               "Losses" shall mean and include all demands, claims, actions, causes of action, assessments, damages, losses, liabilities, judgments, settlements, fines, penalties, sanctions, costs and expenses (including, without limitation, interest, penalties, reasonable attorneys' fees and expenses as incurred, and all other reasonable costs of investigating and defending third party claims as incurred).

               "Management Sellers" shall mean Bill H. Bailey, Jr., Jerry T. Beddow, Edward L. Marshall and C. Nelson Trimble, III.

               "Material Contract" shall mean any Contract that (i) is with any of the Sellers' Affiliates, (ii) involves an obligation or commitment or financial risk of more than $25,000 or (iii) which extends, without a right of cancellation by CCI, for a period exceeding 180 days.

               "Merger" shall have the meaning set forth in Section 1.1.

               "Merger Sub" shall mean PhoneTel CCI, Inc., a Texas corporation and a wholly owned subsidiary of Buyer.

               "1996 Audit" shall have the meaning set forth in Section 3.6 hereof.

               "Options" shall have the meaning set forth in Section 3.4 hereof.

               "Order" shall mean any order, judgment, injunction, award, decree, writ, rule or similar action of any Governmental Authority.

               "Other Documents" shall have the meaning set forth in Section 1.8 hereof.

               "Permits" shall mean any franchise, license, certificate, approval, identification number, registration, permit, authorization, order or approval of, and any required registration with, any Governmental Authority (including those required by local business ordinances and regulations of public utility commissions).

               "Person" shall mean any individual, partnership, firm, trust, association, corporation, joint venture, joint stock company, unincorporated organization, Governmental Authority or other entity.

               "Post-Closing Period" shall mean any taxable year beginning after the Closing Date.

               "Pre-Closing Period" shall mean any taxable year which ends on or before the Closing Date.

               "Preferred Stock" shall have the meaning set forth in Section 3.4 hereof.

               "Pro Rata" shall mean in accordance with the percentages set forth in Exhibit A hereto.

               "Rate Cap Effective Date" shall mean any date on which any Rate Cap is actually applicable to calls placed on such date.

               "Rate Caps" shall mean the benchmark rate limitation adopted and made effective by the FCC in its CC Docket No. 92-77 proceeding (Second Further Notice of Proposed Rulemaking, FCC 96-253), and imposed upon interexchange and exchange carriers that routinely accept interstate collect calls, credit card calls, and/or third-party billing.

               "SEC" shall mean the United States Securities and Exchange Commission, or its successors.

               "Second Rate Cap Year" shall mean the twelve-month period from the end of the First Rate Cap Year through the second anniversary of the Closing Date.

               "Securities" shall have the meaning set forth in Section 1.2(a) hereof.

               "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

               "Seller Indemnified Party" shall have the meaning set forth in
Section 7.4 hereof.

               "Seller Representatives" shall have the meaning set forth in
Section 1.7 hereof.

               "Sellers" shall have the meaning set forth in the preamble.

               "Sellers' Affiliates" shall have the meaning set forth in Section
3.23 hereof.

               "Service" shall have the meaning set forth in Section 7.7(h) hereof.

               "Shares" shall have the meaning set forth in Section 1.2(a) hereof.

               "Straddle Period" shall mean any taxable year that begins before and ends after the Closing Date.

               "Surviving Corporation" shall have the meaning set forth in
Section 1.1 hereof.

               "Tax Claim" shall have the meaning set forth in Section 7.7(g) hereof.

               "Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) with respect to Taxes.

               "Taxes" shall mean all taxes, charges, fees, duties, levies, penalties or other assessments imposed by any federal, state, local or foreign taxing Governmental Authority, including, but not limited to, income, gross receipts, excise, property, sales, gain, use, license, capital stock, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto.

               "Third Party Claim" shall have the meaning set forth in Section 7.6(b) hereof.

               "Transfer Taxes" shall have the meaning set forth in Section 5.1(a) hereof.

               "Warrants" shall have the meaning set forth in Section 3.4 hereof.


               IN WITNESS WHEREOF, the parties hereto have executed this Agreement, on the day and year first above written.

PHONETEL TECHNOLOGIES, INC.


By: /s/ Peter G. Graf
   ----------------------------------
       Peter G. Graf
       Chairman and
       Chief Executive Officer

PHONETEL CCI, INC.


By: /s/ Peter G. Graf
   ----------------------------------
       Peter G. Graf
       Chairman and Chief
       Executive Officer

CHEROKEE COMMUNICATIONS, INC.


By: /s/ Bill H. Bailey, Jr.
   ----------------------------------
       Bill H. Bailey, Jr.
       Chairman and
       Chief Executive Officer


SELLERS:


                                    /s/ Bill H. Bailey, Jr.
                                    ---------------------------------
                                    BILL H. BAILEY, JR., individually


                                    /s/ Edward L. Marshall
                                    ---------------------------------
                                    EDWARD L. MARSHALL, individually


                                    /s/ Jerry T. Beddow
                                    ---------------------------------
                                    JERRY T. BEDDOW, individually


                                    /s/ C. Nelson Trimble
                                    ---------------------------------
                                    C. NELSON TRIMBLE, individually

                                    BERTHEL FISHER & COMPANY INVESTMENTS, INC.


                                    By: /s/ James D. Thorp
                                       -------------------------------
                                             Name:
                                             Title:

                                    CAPITAL SOUTHWEST CORPORATION


                                    By: /s/ J. Bruce Duty
                                       -------------------------------
                                             Name:
                                             Title:

                                    CAPITAL SOUTHWEST VENTURE CORPORATION


                                    By: /s/ J. Bruce Duty
                                       -------------------------------
                                             Name:
                                             Title:

                                    BANC ONE CAPITAL PARTNERS, L.P.

                                    By BOCP Corporation
                                      General Partner


                                    By: /s/ Suzanne B. Kriscunas
                                       -------------------------------
                                             Name:  Suzanne B. Kriscunas
                                             Title: Authorized Signer

                                    SELLER REPRESENTATIVES

                                    /s/ Bill H. Bailey, Jr.
                                    ----------------------------------
                                    BILL H. BAILEY, JR.

                                    /s/ J. Bruce Duty
                                    ----------------------------------
                                    J. BRUCE DUTY

Note: The exhibits listed on the Table of Contents and the following disclosure schedules that are attachments to the Agreement and Plan of Merger have been intentionally omitted pursuant to Item 601(b)(2) of Regulation S-B. PhoneTel Technologies, Inc. agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

                              DISCLOSURE SCHEDULES


Schedule 2.2             Restrictions on Transferability
Schedule 2.3             Consents and Approvals
Schedule 3.4             Rights to Purchase Securities
Schedule 3.5(a)          Consents and Approvals
Schedule 3.7             CCI Obligations
Schedule 3.8             Accounts Receivable - CCI Phones as of September 30,
                         1996
Schedule 3.9             Equipment Encumbrances
Schedule 3.10            Absences of Changes or Events
Schedule 3.11(a)         Leases
Schedule 3.11(b)         Asset Encumbrances
Schedule 3.12            Material Contracts
Schedule 3.13(a)         Compliance with Laws
Schedule 3.13(b)         Material Permits to be Obtained
Schedule 3.13(c)         Permit Approvals Not to be Obtained Prior to Closing
Schedule 3.14(a)         Litigation/Arbitration
Schedule 3.15            Employee Matters
Schedule 3.17            Taxes
Schedule 3.19            Environmental Matters
Schedule 3.20(a)         Insurance Policies
Schedule 3.20(b)         Pending Insurance Claims
Schedule 3.21            Bank Accounts
Schedule 3.22(a)         Material Customers and Suppliers
Schedule 3.22(b)         Change in Customer/Supplier Relations
Schedule 3.23            Affiliate Transactions
Schedule 3.24            Prior Acquisitions
Schedule 3.25(a)         Owned Real Property
Schedule 3.25(c)         Leased Real Property

                                                                 [PHONETEL LOGO]

                                                   EXHIBIT B



October 9, 1996

Pete Catalena - Dennis Goehring, Partners
Texas Coinphone
2706 Finfeather
Bryan, TX 77801


RE:  LETTER OF INTENT


Gentlemen:

     This letter agreement sets forth the terms which will govern the proposed acquisition of all of the assets of Texas Coinphone (the "Seller"), a Texas partnership, by PhoneTel Technologies, Inc. (the "Buyer"), an Ohio corporation. It is currently contemplated that the terms of this agreement will be incorporated into an asset purchase agreement (the "Agreement") governing this transaction, pursuant to which the assets of Seller will be acquired by Buyer. The parties, including each of the Partners of Seller, hereto intend to be bound by the following terms:

1. CONSIDERATION

(a) The purchase price paid at closing to the Seller will be $3,050 per pay telephone. It is assumed that at closing Seller will have a minimum of 1,200 operational pay telephones. The closing consideration price shall be paid by wire transfer or bank check at closing and all liabilities of any nature whatsoever of the Partners shall have been paid or they shall reduce the purchase price mentioned in this paragraph. The cash and receivables at the day of closing can either be used to offset liabilities or shall increase the purchase price. Expenses incurred during the month of the closing shall be allocated between Buyer and Seller according to the number of days before and after the closing.

Texas Coinphone
October 9, 1996
Page 2 of 7 Pages


(b) It is assumed that (i) the average net income of the Installed Telephones (calculated as gross revenues minus telephone bills and commissions) is at least $90 in a per installed telephone basis which amount shall exclude any increase in "dial-around" compensation mandated by the Federal Communications Council; (ii) that no material location contracts associated with the Installed Telephones has a remaining term of less than twelve (12) months; and (iii) that the average contract length is at least thirty-six
     (36) months. Seller will represent and warrant to the assumptions, or the consideration will be proportionately reduced according to Seller's failure to meet these requirements at which time the Seller will represent and warrant to such adjusted assumptions.

(c) It is expected that a base of approximately 1,200 Installed Telephones is in operation as of the date hereof. Telephones installed subsequent to the date hereof ("Additional Phones") will be subject to Buyer's approval before the consideration will be adjusted for the Additional Phones.

2.   ASSETS

     Buyer will receive, free and clear of all encumbrances, any and all assets used in the ordinary course of conducting the business and operations of the Seller, including but not limited to all installed pay phones, location contracts, inventories, vehicles, spare parts, computers and management systems. In the event any asset is encumbered as of the date of closing, Buyer, at Buyer's option, may elect to assume said liability and the Aggregate Consideration shall be reduced accordingly.

3.   DEPOSIT AND ESCROW

     At the time of the signing of a definitive agreement to purchase the assets of Seller, the Buyer will deposit $150,000 in escrow with an attorney of Seller's choice. Said amount shall be non-refundable to Buyer in the event the transaction contemplated hereby is not consummated due to the fault of the Buyer. Upon closing of the transaction, an additional $180,000 shall be placed in escrow.

Texas Coinphone
October 9, 1996
Page 3 of 7 Pages


     The escrow agent will be an attorney or financial institution, mutually agreed upon by both Seller and Buyer. At the time of closing the Escrow Balance shall be put into an Escrow Account for any adjustment of unrecorded liabilities, breaches of representation and/or warranties and any pro rata adjustments called for due to timing of the closing. The escrow amount less any claims shall be released as follows:

               (i)   $150,000 ninety days after closing.
               (ii)  Remainder of escrow amount one year after closing.

4.   LIABILITIES

     The Seller will personally continue to be liable during the period of the statute of limitations for any taxes and/or legal actions filed against the Partnership for any action occurring prior to the closing date.

5.   NON-COMPETITION AGREEMENT

     Pete Catalena and Dennis Goehring will enter into a non-competition agreement which shall be effective for a period of three years from the date of closing. The agreement shall prohibit solicitation of any customers of the Seller for a period of five (5) years. It is intended that the non-competition agreement entered into by Seller should not apply to any telephones installed by Seller pursuant to a prison phone contract. Any amount paid as consideration for the non-competition agreement shall reduce the consideration paid to the Seller pursuant to Paragraph 1 hereinabove.

6.   WARRANTIES AND REPRESENTATIONS

     The Sellers will provide the usual Warranties and Representations common to the Asset Purchase Agreement.

Texas Coinphone
October 9, 1996
Page 4 of 7 Pages




7.   AGREEMENT

     A draft of the Asset Purchase Agreement shall be delivered to the Sellers no later than November 15, 1996 and the parties will use their best efforts to execute said Agreement no later than December 30, 1996. Buyer and Seller shall each pay their own expenses in connection with this transaction including any fees of counsel, accountants, investment bankers, brokers or other advisors.

8.   CLOSING

     The closing will take place between January 2, 1997 and January 15, 1997 at a date and place to be mutually agreed upon by the parties. In the event that the transaction does not close prior to January 15, 1997, the Seller shall provide a thirty day extension to close said transaction during which time no penalties shall attach hereto and during which time the provisions of the Agreement shall remain in full force and effect.

9.   DUE DILIGENCE

     Buyer may conduct due diligence as it deems necessary from the date of the execution of this agreement until the closing of the transaction.

10.  CONDUCT OF BUSINESS

     Seller shall, until closing, continue to conduct business in the ordinary course and in accordance with previous custom.

11.  EXCLUSIVE RIGHTS

     Seller will not negotiate with any other party, sell or otherwise transfer or agree to sell or transfer any of the assets referenced hereunder until November 30, 1996, or until such time as this agreement terminates.

Texas Coinphone
October 9, 1996
Page 5 of 7 Pages



12.  TERMINATION

     This agreement shall terminate on November 30, 1996, unless an extension thereof is mutually agreed upon by the parties in writing.

13.  RETURN OF PAPERS

     Buyer agrees to return all papers and any copies thereof to the respective owners upon termination of this agreement.

14.  CONFIDENTIALITY

     The parties shall continue to be governed by the provision of the confidentiality agreement until closing. In addition, except as may be required by law, including securities regulations, or which may be necessary in connection with securing sources of financing, no disclosure of the transaction contemplated hereby will be disclosed to any third party prior to the execution of the Asset Purchase Agreement. Notwithstanding the foregoing, Buyer may disclose the terms of this Agreement in connection with any debt or equity financing sought by Buyer.

15.  LICENSES AND PERMITS

     All licenses and permits required to operate the Seller's business and operations in accordance with law (including local business ordinances and regulations of public utility commissions) will be fully assignable to Buyer at closing.

16.  APPLICABLE LAW

     This Agreement and any and all subsequent documents relating to this transaction shall be interpreted in accordance with the laws of the State of New York.

Texas Coinphone
October 9, 1996
Page 6 of 7 Pages



17.  SCOPE OF LETTER

     This Letter of Intent is intended to set forth the proposed business terms upon which Buyer is willing to consummate the transactions proposed hereby. It does not contain all of the terms and conditions which will be included in the definitive agreement with respect to the transactions proposed hereby, which will embody the foregoing and additional terms and conditions in more detail, and therefore does not create any legally binding obligations on any party, and neither party will be legally bound hereby unless and until the parties have entered into the Agreement. Notwithstanding the foregoing, the provisions of Paragraphs 9, 10, 11, 13, 14, and 16 shall be legally binding obligations of the parties upon acceptance of this proposal by Seller and until superseded by the Agreement or until this proposal is terminated as provided herein and the parties agree to negotiate in good faith and to proceed, subject to their Due Diligene and their negotiations, to consummate the transactions as promptly as practicable.

18.  EXPIRATION

     This Letter Agreement and the terms and conditions set forth herein shall expire at the close of business on Friday, October 11, 1996, unless executed by all parties prior to said date.

Texas Coinphone
October 9, 1996
Page 7 of 7 Pages



     Your execution below indicates your acceptance of and your agreement to be bound by the terms hereof.


Very truly yours,
PhoneTel Technologies, Inc


/s/ Peter Graf                                    10/9/96
----------------------------------             --------------------------------
Peter Graf                                     Date
Chairman of the Board
Chief Executive Officer


Accepted and Agreed to,
TEXAS COINPHONE


/s/ Pete Catalena                                /s/ Dennis Goehring
----------------------------------              -------------------------------
Pete Catalena                                   Dennis Goehring
Partner                                         Partner


10/9/96                                         10/9/96
----------------------------------              -------------------------------
Date                                            Date

                                    EXHIBIT C

                    SUPPLEMENT TO WARRANT PURCHASE AGREEMENT
                    ----------------------------------------

         This SUPPLEMENT TO WARRANT PURCHASE AGREEMENT (the "SUPPLEMENT"), dated as of November __, 1996, among PHONETEL TECHNOLOGIES, INC., an Ohio corporation (the "COMPANY"), ING (U.S.) CAPITAL CORPORATION (formerly known as Internationale Nederlanden (U.S.) Capital Corporation), a Delaware corporation ("ING") and CERBERUS PARTNERS, L.P., a Delaware limited partnership ("CERBERUS"; ING and Cerberus, each a "PURCHASER", and collectively, the "PURCHASERS"), constituting all of the Purchasers under the Warrant Purchase Agreement referenced below.


                              W I T N E S S E T H:
                              --------------------

         RECITALS:

         A. The Company and the Purchasers have entered into a certain Warrant Purchase Agreement, dated as of March 15, 1996 (as amended to the date hereof, the "WARRANT PURCHASE AGREEMENT"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Warrant Purchase Agreement.

         B. The Company and the Purchasers have also entered into that certain side letter (the "SIDE LETTER"), dated as of March 15, 1996, whereby in connection with the Purchasers' extensions of credit to the Company under the Credit Agreement, dated as of March 15, 1996, among the Company, the Purchasers and ING in its capacity as agent for itself and Cerberus (as amended to the date hereof, the "CREDIT AGREEMENT"), the Company is obligated to deliver certain Warrants to the Purchasers.

         C. In order to fulfill a condition precedent to the effectiveness of the Seventh Amendment to Credit Agreement, dated as of even date herewith, among the Company, ING, Cerberus and ING in its capacity as agent for itself and Cerberus, the Company desires to supplement the Warrant Purchase Agreement to set forth the understanding of the parties with respect to the Side Letter.

         D. The Purchasers are agreeable to supplementing the Warrant Purchase Agreement on the terms and conditions set forth herein.

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. AGREEMENT REGARDING DELIVERY OF WARRANT SHARES. Notwithstanding the procedure set forth in the Warrant Purchase Agreement for the Company to issue Warrant

Shares, the Company agrees that, if a Holder exercises any Warrants for Stock to be sold in a public offering or pursuant to a registration statement, the Company shall issue and cause to be delivered to or, subject to the provisions of SECTION 10 of the Warrant Purchase Agreement, upon the written order of the Holder, in the name of the Holder or the Holder's nominee, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants together with such other property (including cash) and securities as may then be deliverable upon such exercise, including cash for fractional Warrant Shares, in a timely manner which allows the Holder to deliver certificates representing the Warrant Shares in compliance with the delivery requirements of the Securities Act.

         SECTION 2. AGREEMENT REGARDING NUMBER OF WARRANTS. Notwithstanding the terms of the Side Letter, the Company and the Purchasers hereby agree that the Purchasers are entitled to retain all of the 102,412 Warrants issued to each of them by the Company on March 15, 1996. Unless a manifest error in determining the number of Warrants to which the Purchasers are entitled was made which results in the 102,412 Warrants representing materially less than the required number of Warrants each Purchaser was to receive as set forth in the Warrant Purchase Agreement and the Side Letter, the Purchasers agree that the Company will not be required to issue additional Warrants to the Purchasers on the basis of the Warrant Purchase Agreement and the Side Letter as of March 15, 1996.

         SECTION 3. REPRESENTATIONS, WARRANTIES AND COVENANTS. In order to induce the Lenders and the Agent to enter into this Amendment and to consummate the transactions contemplated herein, the Borrower hereby reaffirms and makes each of the representations and warranties set forth in Section 5 of the Warrant Purchase Agreement on and as of the date hereof as if fully set forth in this Supplement.

         SECTION 4. EFFECTIVENESS. This Supplement shall become effective upon receipt by the Purchasers of a copy of this Supplement, duly executed by each of the Company and the Purchasers.

         SECTION 5. CONTINUING EFFECTIVENESS OF WARRANT PURCHASE AGREEMENT. The Warrant Purchase Agreement and each of the other Warrant Documents shall remain in full force and effect in accordance with their respective terms, except as expressly amended or modified by this Supplement.

         SECTION 6. COST AND EXPENSES. The Borrower agrees to pay all reasonable out-of-pocket expenses of the Agent and each of the Lenders party to this Supplement for the negotiation, preparation, execution and delivery of this Supplement (including reasonable fees and expenses of counsel to the Purchasers).

         SECTION 7. HEADINGS. The various headings of this Supplement are inserted for convenience only and shall not affect the meaning or interpretation of this Supplement or any provision hereof.

         SECTION 8. COUNTERPARTS. This Supplement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Company and the Purchasers and shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         SECTION 9. GOVERNING LAW. THIS SUPPLEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE
STATE OF NEW YORK.

         SECTION 10. SUCCESSORS AND ASSIGNS. This Supplement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that the Borrower may not assign or transfer its rights or obligations hereunder or under the Warrant Purchase Agreement except in accordance with the terms of the Warrant Purchase Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                         PHONETEL TECHNOLOGIES, INC.


                                         By:
                                            -------------------------------
                                            Name:
                                            Title:

                                                           [CORPORATE SEAL]



                                         ING (U.S.) CAPITAL CORPORATION


                                         By:
                                            -------------------------------
                                            Name:
                                            Title:



                                         CERBERUS PARTNERS, L.P.

                                         By:  CERBERUS ASSOCIATES, L.P.,
                                                  its General Partner


                                                  By:
                                                     ---------------------------
                                                     Name:
                                                     Title:


        (SIGNATURE PAGE TO THE SUPPLEMENT TO WARRANT PURCHASE AGREEMENT)

                                                                    EXHIBIT D


              [SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP LETTERHEAD]


                                                           November 22, 1996

To:  Each Addressee
     Listed on Schedule 1 hereto

               Re:  PhoneTel Technologies, Inc.
                    ---------------------------

Ladies and Gentlemen:

     We have acted as special counsel to PhoneTel Technologies, Inc., an Ohio corporation (the "BORROWER"), and each of its subsidiaries listed on Schedule 2 hereto (each such subsidiary and the Borrower, an "OPINION PARTY" and, collectively, the "OPINION PARTIES") in connection with (i) the preparation, execution and delivery of the Seventh Amendment to Credit Agreement, dated as of the date hereof (the "AMENDMENT"), among the Borrower, the various lenders party thereto (the "LENDERS"), and ING (U.S.) Capital Corporation (formerly known as Internationale Nederlanden (U.S.) Capital Corporation) ("ING"), as agent (ING in such capacity, the "AGENT"), which Amendment amends that certain Credit Agreement, dated as of March 15, 1996 as amended to the date hereof (the
"Credit Agreement"), among the Borrower, the Lenders and the Agent and (ii) the preparation, execution and delivery of the other documents relating thereto. This opinion is being delivered pursuant to Section 9 of the Amendment. Capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as ascribed thereto in the Credit Agreement.

     In our examination we have assumed the genuineness of all signatures including endorsements, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon representations of the Opinion Parties in the Opinion Documents (as hereinafter defined) and of public officials.

To Each Addressee
November 22, 1996
Page 2

     In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

     1. the Amendment and the Credit Agreement (as amended by the Amendment);

     2. the replacement Revolving B Note; dated as of even date herewith, payable to the order of Cerberus Partners, L.P. in the original principal amount of $3,375,000;

     3. the replacement Revolving B Note, dated as of even date herewith, payable to the order of ING in the original principal amount of $3,375,000;

     4. the Subsidiary Guaranty and the Acknowledgment and Consent attached to the Amendment;

     5. the acknowledgment copies of financing statements naming the Opinion Parties listed on Schedule 3 as debtor (the "Filing Opinion Parties") and "Internationale Nederlanden (U.S.) Capital Corporation, as agent" as secured party filed in the filing offices listed on Schedule 3 beneath the name of each such Filing Opinion Party (the "Original UCC Financing Statements");

     6. the acknowledgment copy of a financing statement naming "PhoneTel Technologies, Inc." as debtor and "Internationale Nederlanden (U.S.) Capital Corporation, as agent" as secured party filed in the Office of the Secretary of State of the State of California (the "California UCC Financing Statement"); and

     7. such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

The documents listed at items 1 through 4 above shall hereinafter be referred to collectively as the "OPINION DOCUMENTS". The documents listed at items 2 and 3 above shall hereinafter be referred to collectively as the "NOTES". Unless otherwise indicated, references to the "New York UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York, references to the "Illinois UCC" shall mean the Uniform

To Each Addressee
November 22, 1996
Page 3


Commercial Code as in effect on the date hereof in the State of Illinois, references to the "California UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in the State of California and references to the "Applicable UCC" shall mean the New York UCC, the Illinois UCC or the California UCC, as applicable.

         Unless otherwise indicated, the following terms shall have the following meanings when used herein;

             (i) "APPLICABLE CONTRACTS" shall mean those agreements or instruments listed in Item 14 to the Disclosure Schedule;

             (ii) "APPLICABLE LAWS" shall mean those laws, rules and regulations of the State of New York and the federal law of the United States of America which, in our experience, are normally applicable to transactions of the type contemplated by the Opinion Documents, except that such term shall not include blue sky laws of any jurisdiction.

             (iii) "APPLICABLE ORDERS" shall mean those orders or decrees of Governmental Authorities identified to us by the Opinion Parties as being all of the orders, judgments or decrees against the Opinion Parties;

             (iv) "GOVERNMENTAL APPROVAL" shall mean any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority pursuant to Applicable Laws; and

             (v) "GOVERNMENTAL AUTHORITY" shall mean any New York or federal executive, legislative, judicial, administrative or regulatory body.

         We express no opinion as to the laws of any jurisdiction other than (i) the laws of the State of New York, (ii) with respect to our security interest opinion in paragraph 11 hereof, the Applicable UCC and (iii) the federal laws of the United States of America. In addition, we express no opinion as to the rules and regulations of any self-regulatory organization within the

To Each Addressee
November 22, 1996
Page 4


meaning of the Securities Exchange Act of 1934 (including the National Association of Securities Dealers, Inc.)

         We have previously delivered to you (i) our opinion dated March 15, 1996 (the "Original Security Interest Opinion") with respect to the enforceability of the Security Agreement, the Borrower Pledge Agreement and the Subsidiary Pledge Agreement and the validity and perfection of the security interests created thereby, (ii) our opinion dated September 13, 1996 (the "Phonetel III Security Interest Opinion") with respect to the enforceability of the PhoneTel III Pledge Agreement and the validity and perfection of security interest created thereby and (iii) our opinion dated September 13, 1996 (the "California Security Interest Opinion" and together with the Original Security Interest Opinion and the PhoneTel III Security Interest Opinion, the "Security Interest Opinions") with respect to the perfection under the California UCC of the security interest in the Article 9 Filing Collateral (as defined in the California Security Interest Opinion). Such opinions are subject to certain assumptions and qualifications and the opinions set forth herein are subject to such assumptions and qualifications.

         The opinions set forth below are subject to the qualification that enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

         Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that, after giving effect to the transactions contemplated by the Amendment to occur on the date hereof:

         1. Each of the Opinion Documents constitutes the valid and binding obligation of each Opinion Party that is a party thereto enforceable against such Opinion Party in accordance with its terms. Our opinion in this paragraph is subject to the following qualifications:

         (a) we express no opinion regarding the second sentence of Section 3.7 of the Credit Agreement to

To Each Addressee
November 22, 1996
Page 5


     the extent that it authorizes or permits any purchaser of a participation interest from any Lender to set-off or apply any deposit, property or indebtedness with respect to any participation interest;

          (b) we express no opinion as to those portions of Section 10.9 of the Credit Agreement and similar sections of the other Opinion Documents that purport to establish a New York State or Federal Court located in the County of New York, New York as the exclusive forum for any action or proceeding brought by any Opinion Party against the Agent or any Lender in connection with the Opinion Documents;

          (c) insofar as our opinion herein relates to any provision of the Opinion Documents providing for the performance by any Opinion Party of any agreement or instrument that is not an Opinion Document, our opinion is limited to the enforceability of the provisions of the Opinion Documents and we express no opinion as to the enforceability of such other agreements or instruments; and

          (d) we express no opinion as to the enforceability of any rights to contribution or indemnification provided for in the Opinion Documents which are violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

          2. The execution and delivery by each Opinion Party of each Opinion Document to which it is a party and the performance by such Opinion Party of its obligations thereunder do not violate any provision of any Applicable Law or Applicable Order. We express no opinion in this paragraph 2, however, with respect to any securities laws of any jurisdiction.

          3. No Governmental Approval is required under any Applicable Law to authorize, or is required in connection with, the execution and delivery by each Opinion Party of each Opinion Document to which it is a party and the performance by each Opinion Party of its obligations thereunder, except all such Governmental Approvals which have been obtained or made prior to the date hereof. We

To Each Addressee
November 22, 1996
Page 6


express no opinion in this paragraph 3, however, with respect to any securities laws of any jurisdiction.

          To the extent our opinions in paragraph 2 and 3 relate to any provision of the Opinion Documents providing for the performance by any Opinion Party of any agreement or instrument that is not an Opinion Document, we express no opinion as to such other agreements or instruments.

          4. The execution and delivery by each Opinion Party of each of the Opinion Documents to which it is a party and the performance by such Opinion Party of its obligations under each of the Opinion Documents to which it is a party, each in accordance with its terms, will not (x) violate, conflict with or constitute a default under, or result in the termination of, any Applicable Contract to which such Opinion Party is a party or (y) cause or require the creation of any security interest or Lien upon any of the properties or assets of such Opinion Party pursuant to any Applicable Contract. We do not express any opinion, however, as to whether the execution, delivery or performance by any such Opinion Party of the Opinion Documents will constitute a violation of or a default under any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of such Opinion Party.

          5. Assuming the proceeds of the Loans are used solely for the purposes set forth in and in accordance with the provisions of, the Amendment and the Credit Agreement (as amended by the Amendment), neither the making of the Loans nor such use of proceeds violates the provisions of Regulations G, U or X of the Board of Governors of the Federal Reserve System.

          6. No Opinion Party is subject to registration as an "investment company" under the Investment Company Act of 1940.

          7. No Opinion Party is a "public utility" or a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

To Each Addressee
November 22, 1996
Page 7


          8. To our knowledge, based solely upon our review of a certificate of the General Counsel of the Borrower and inquiry of attorneys in our firm working on the transactions contemplated by the Amendment to occur on the date hereof, there is no action, suit or proceeding pending against any Opinion Party before any court, tribunal, arbitration board, or other governmental authority that involves any of the transactions that the Opinion Documents contemplate will occur on the date hereof.

          9. The Amendment does not, of itself, adversely affect the validity, perfection or priority of the security interest of the Agent for the benefit of the Lenders in the Pledged Shares (as such term is collectively defined in the Borrower Pledge Agreement, the Subsidiary Pledge Agreement and the PhoneTel III Pledge Agreement) and after giving effect to the Amendment, the security interest of the Agent for the benefit of the Lenders in the Pledged Shares will be entitled to the same status as a valid and perfected security interest, and entitled to the same priority, to which it would have otherwise been entitled immediately prior to giving effect to the Amendment. The Notes are entitled to the benefit of the security interest of the Agent for the benefit of the Lenders in the Pledged Shares and, except to the extent set forth in Sections 9-301(4) and 9-312(7) of the New York UCC, such security interest will have the same priority as the security interest with respect to the notes replaced.

          10. The Amendment does not, of itself, adversely affect the validity of the security interest of the Agent for the benefit of the Lenders in any Collateral (as defined in the Security Agreement) which is subject to Article 9 of the New York UCC (the "Article 9 Collateral") and after giving effect to the Amendment, the security interest of the Agent for the benefit of the Lenders in the Article 9 Collateral will be entitled to the same status as a valid security interest to which it would otherwise have been entitled immediately prior to giving effect to the Amendment. The Notes are entitled to the benefit of the validity of the security interest of the Agent for the benefit of the Lenders in the Article 9 Collateral under the New York UCC to the same extent as the notes replaced.

To Each Addressee
November 22, 1996
Page 8


          11. The Amendment does not, of itself, adversely affect the perfection of the security interest of the Agent for the benefit of the Lenders in any Collateral (as defined in the Security Agreement) as to which the filing of a financing statement is a permissible method of perfection under the Applicable UCC and which is described in the Original UCC Financing Statements and the California UCC Financing Statement (the "Article 9 Filing Collateral"). After giving effect to the Amendment, such security interest of the Agent for the benefit of the Lenders in the Article 9 Filing Collateral will be entitled to the same status as a perfected security interest under the Applicable UCC to which it would otherwise have been entitled immediately prior to giving effect to the Amendment. The Notes are entitled to the benefit of the perfection of the security interest of the Agent for the benefit of the Lenders in the Article 9 Filing Collateral under the Applicable UCC to the same extent as the notes replaced.

          The opinions rendered in paragraphs 9, 10 and 11 are subject to the following assumptions and qualifications:

               (i) our security interest opinion set forth in paragraph 9 is limited to Article 8 of the New York UCC and therefore such opinion does not address (i) laws of jurisdictions other than New York, and of New York except for Article 8 of the New York UCC, (ii) collateral of a type not subject to Article 8 of the New York UCC and (iii) under
          Section 9-103 of the New York UCC, what law governs perfection of the security interests granted in the collateral covered by this opinion;

               (ii) our security interest opinion set forth in paragraph 10 is limited to Article 9 of the New York UCC and therefore such opinion does not address (i) laws of jurisdictions other than New York, and of New York except for Article 9 of the New York UCC, (ii) collateral of a type not subject to Article 9 of the New York UCC and (iii) under
          Section 9-103 of the New York UCC, what law governs perfection of

To Each Addressee
November 22, 1996
Page 9

          the security interests granted in the collateral covered by this opinion;

               (iii) our security interest opinion set forth in paragraph 11 is limited to Article 9 of the Applicable UCC and therefore such opinion does not address (i) laws of jurisdictions other than California, Illinois and New York, as applicable, and of California, Illinois and New York, as applicable, except for Article 9 of the Applicable UCC,
          (ii) collateral of a type not subject to Article 9 of the Applicable UCC and (iii) under Section 9-103 of the Applicable UCC, what law governs perfection of the security interests granted in the collateral covered by this opinion;

               (iv) we have assumed that the Security Agreement, the Borrower Pledge Agreement, the Subsidiary Pledge Agreement and the Original UCC Financing Statements have not been amended, modified or supplemented and no rights pursuant thereto have been released, waived or modified subsequent to the date of our Original Security Interest Opinion except, with respect to the Borrower Pledge Agreement, pursuant to the First Supplement to the Pledge Agreement, dated as of August 1, 1996;

               (v) we have assumed that the PhoneTel III Pledge Agreement has not been amended, modified or supplemented and no rights pursuant thereto have been released, waived or modified subsequent to the dated of our PhoneTel III Security Interest Opinion;

               (vi) we have assumed that the California UCC Financing Statement has not been amended, modified or supplemented and no rights pursuant thereto have been released, waived or modified subsequent to the date of our California Security Interest Opinion;

               (vii) we have assumed that all actions specified, assumed or relied upon in the Security Interest Opinions have been taken and that

To Each Addressee
November 22, 1996
Page 10


              all of the facts and conditions specified, assumed or relied upon in the Security Interest Opinions remain correct;

                   (viii) we have assumed that the Pledged Shares are, and at all times since delivery thereof to the Agent have been, in the continuous possession of the Agent in the State of New York; and

                   (ix) we note that the Agent has changed its name from
              Internationale Nederlanden (U.S.) Capital Corporation to ING (U.S.) Capital Corporation. We recommend that the Original UCC Financing Statements and the California Financing Statement be amended to reflect the Agent's name change as secured party. Although our security interest opinions herein address only the effect of the Amendment on the security interests described in each opinion, we call to your attention that we have not considered the effect of the Agent's name change on the Original UCC Financing Statements and the California UCC Financing Statement.

         12. Except for nominal filing fees, no fees shall be payable to the State of New York or any jurisdiction therein on account of the execution, delivery or filing or record of any of the Opinion Documents, except that we express no opinion, however, with respect to any such fees except to the extent such fees are related to Article 9 Collateral. Solely by virtue of the transactions contemplated by the Opinion Documents, no taxes shall be payable to the State of New York or any jurisdiction therein on account of the execution, delivery or filing of record of the Opinion Documents, except that we express no opinion with respect to income or franchise taxes.

                     GENERAL QUALIFICATIONS AND ASSUMPTIONS
                     --------------------------------------

              In rendering the foregoing opinions, we have assumed, with your consent, that:

To Each Addressee
November 22, 1996
Page 11

                   (a) each Opinion Party has been duly incorporated and is in good standing under the laws of the jurisdiction of its incorporation;

                   (b) each Opinion Party has the corporate power and corporate authority to execute and deliver all Opinion Documents to which it is a party and perform all of its obligations thereunder, and the execution and delivery of such Opinion Documents and the consummation by each Opinion Party of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of such Opinion Party;

                   (c) each of the Opinion Documents has been duly executed and delivered by each Opinion Party that is a party thereto;

                   (d) the execution and delivery by each Opinion Party of the
              Opinion Documents to which it is a party and the performance of its obligations thereunder do not and will not violate or constitute a default under (i) the Articles or Certificate of Incorporation or the By-laws of such Opinion Party, (ii) any agreement or instrument to which such Opinion Party or its property is subject (other than Applicable Contracts, as to which we express our opinion in paragraph 4 herein), (iv) any law, rule, or regulation to which any Opinion Party is subject (other than Applicable Laws, as to which we express our opinion in paragraph 2 herein), (v) any judicial or administrative order or decree of any governmental authority (other than Applicable Orders, as to which we express our opinion in paragraph 2 herein) or (vi) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority (other than Governmental Approvals as to which we express our opinion in paragraph 3 herein); and

                   (e) no authorization, consent or other approval of, notice to or filing with any court, governmental authority or regulatory body (other than Governmental Approvals as to which we express our opinion in paragraph 3 herein) is required to authorize or is required in connection with the

To Each Addressee
November 22, 1996
Page 12

       execution, delivery or performance by each Opinion Party of any Opinion Document to which it is a party or the transactions contemplated thereby.

            We understand that you are separately receiving an opinion with respect to certain of the foregoing matters from Tammy L. Martin, General Counsel to the Borrower and its Subsidiaries. We are advised that such opinion contains certain qualifications. Our opinions herein stated are based upon the assumptions set forth herein, and we express no opinion as to the effect on the opinions herein stated of the qualifications stated in such opinion. Without having made any independent investigation with respect thereto, nothing has come to our attention which would lead us to believe that our reliance on such assumptions would be inappropriate under the circumstances.

            Our opinions are also subject to the following assumptions and qualifications:

                 (A) each of the Opinion Documents constitutes the legal, valid and binding obligations of each party to such Opinion Document (other than the Opinion Parties party thereto) enforceable against such party (other than the Opinion Parties party thereto) in accordance with its terms;

                 (b) we express no opinion as to the effect on the opinions expressed herein of (i) the compliance or non-compliance of the Agent or the Lenders or any party (other than the Opinion Parties to the extent set forth herein) to the Opinion Documents with any state, federal or other laws or regulations applicable to them or (ii) the legal or regulatory status or the nature of the business of the Agent or the Lenders; and

                 (c) in rendering our opinion expressed herein, we express no opinion as to the applicability or effect of any fraudulent transfer or similar law on the Opinion Documents or any transactions contemplated thereby.

            This opinion is being furnished only to you and is solely for your benefit and the benefit of each Person

To Each Addressee
November 22, 1996
Page 13

that becomes a Purchasing Lender after the date hereof and is not to be used, circulated, quoted, relied upon or otherwise referred to by any other Person or for any other purpose without our prior written consent, provided that this opinion may be disclosed to any Governmental Authority as may be required by law.

                           Very truly yours,

                           /s/ Skadden, Arps, Slate, Meagher & Flom LLP

                                                        Schedule 1 to
                                                        SASMF Opinion
                                                        -------------

                           Addressees of Opinion
                           ---------------------

ING (U.S.) Capital Corporation, as Agent and Lender Cerberus Partners,

L.P., as Lender





                                     1-1

                                                             Schedule 2 to
                                                             SASMF Opinion
                                                             -------------

                                 Subsidiaries
                                 ------------

Paramount Communication Systems, Inc., a Florida corporation

Public Telephone Corporation, an Indiana corporation

World Communications, Inc., a Missouri corporation

Northern Florida Telephone Corporation, a Florida corporation

Payphones of America, Inc., an Ohio corporation



                                     2-1

                                                         Schedule 3 to
                                                         SASMF Opinion
                                                         -------------

                  Filing Opinion Parties and Filing Offices
                  -----------------------------------------

PhoneTel Technologies, Inc.
---------------------------

        Secretary of State of Illinois
        Secretary of State of New York
        County Clerk of Erie County, New York
        County Clerk of Niagara County, New York
        County Clerk of Westchester County, New York

Public Telephone Corporation
----------------------------

        Secretary of State of Illinois

World Communications, Inc.
--------------------------

        Secretary of State of Illinois


                                     1-1

                                                                    Exhibit 1
                                                                    ---------

                             OFFICER'S CERTIFICATE
                             ---------------------

         I, Tammy L. Martin, am Secretary of PhoneTel Technologies, Inc. (the "Borrower"). I understand that pursuant to Section 9 of the Seventh Amendment to Credit Agreement, dated as of November 22, 1996 (the "Amendment"), by and among the Borrower, various lenders as are, or may become, parties thereto from time to time (the "Lenders") and ING (U.S.) Capital Corporation (formerly known as Internationale Nederlanden (U.S.) Capital Corporation), as agent for the Lenders (the "Agent"), Skadden, Arps, Slate, Meagher & Flom is rendering an opinion dated the date hereof (the "Opinion") to the Lenders. Capitalized terms used hereof but not otherwise defined shall have the meanings set forth in the Credit Agreement, dated as of March 15, 1996, among the Borrower, the Lenders and the Agent, as amended on or prior to the date hereof by the First, Second, Third, Fourth, Fifth and Sixth Amendments thereto and by the Amendment (as so amended, the "Credit Agreement"). I further understand that Skadden, Arps, Slate, Meagher & Flom is relying on this officer's certificate and the statements made herein in rendering such Opinion.

         With regard to the foregoing, on behalf of the Borrower, I certify that:

         1. Set forth on Schedule I hereto are all of the agreements and instruments to which the Borrower is a party or by which the Borrower or any of its assets are bound and which are material to the business or operation of the Borrower.

         2. Set forth on Schedule II hereto are all of the orders, judgments and decrees of any Governmental Authority which are specifically applicable to the Borrower.

         3. The Borrower is a telecommunications company engaged in the installation of commercial private pay telephones on a revenue sharing basis, and the Borrower is also engaged in selling operator assisted long distance and other access services and national and regional account management pursuant to which it manages certain telecommunications operations for owners and managers of multi-location properties such as shopping malls, hospitals and hotels.



                                       1-1

         4. Less than 20 percent of the assets of the Borrower and its Subsidiaries on a consolidated basis and on an unconsolidated basis consist of margin stock (as such terms is defined in Regulation G or Regulation U of the Board of Governors of the Federal Reserve System).

         5. The Borrower (a) is primarily engaged, directly or through a wholly-owned subsidiary or subsidiaries, in a business or businesses other than that of investing, reinvesting, owning holding or trading in securities, (b) is not engaged and does not propose to engage in the business of issuing face-amount certificates of the installment type, and has not been engaged in such business and does not have any such certificate outstanding, and (c) is not engaged and does not propose to engage in the business of investing, reinvesting, owning, holding or trading in securities, and does not own or propose to acquire investment securities (as defined in Section 3(a) of the Investment Company Act of 1940, as amended) having a value exceeding 40 percent of the value of the Borrower's total assets (exclusive of government securities and cash items) on an unconsolidated basis.

         6. The Borrower does not own or operate facilities used for the generation, transmission or distribution of electric energy for sale ("electric utility facilities").

         7. The Borrower does not own or operate facilities used for the distribution at retail of natural or manufactured gas for heat, light or power ("gas utility facilities").

         8. The Borrower, directly or indirectly, or through one or more intermediary companies, does not own, control or hold with power to vote (a) 10% or more of the outstanding securities, such as notes, drafts, stock, treasury stock, bonds, debentures, certificates of interest or participation in any profit-sharing agreements or in oil, gas, other mineral royalties or leases, collateral-trust certificates, preorganization certificates or subscriptions, transferable shares, investment contracts, voting-trust certificates, certificates of deposit for a security, receiver's or trustee's certificates or instruments commonly known as a "security" (including certificates of interest or participation in, temporary or interim certificates for, receipt for, guaranty of, assumption of liability on or warrants or right to subscribe to or purchase any of the foregoing) presently entitling it to vote in the direction or management of,



                                       1-2
or any such instrument issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such instrument is presently entitled to vote in the direction or management of, any corporation, partnership, association, joint-stock company, joint venture or trust that owns or operates any electric utility facilities or gas utility facilities or (b) any other interest, directly or indirectly, or through one or more intermediary entities, in (i) any corporation, partnership association, joint-stock company, joint venture or trust that owns or operates any electric utility facilities or gas utility facilities or (ii) any of the foregoing types of entities which have received notice of the sort described in Paragraph 16 below.

          9. The Borrower has not received notice that the Securities and Exchange Commission has determined, or may determine, that the Borrower exercises a controlling influence over the management or direction of the policies of a gas utility company or any electric utility company as to make it subject to the obligations, duties and liabilities imposed upon holding companies by the Public Utility Holding Company Act of 1935, as amended.

          10. Except as set forth in Item 4 ("Litigation") of the Disclosure Schedule to the Credit Agreement, to our knowledge, there is no pending or threatened litigation, arbitration or governmental investigation, proceeding or inquiry against the Borrower or to which any of the properties, assets or revenues of the Borrower is subject which, if adversely determined, could result in a Material Adverse Change or could impair its ability in a Material Adverse Change or could impair its ability to perform its obligations under the Opinion Documents (as defined in the Opinion). None of the proceedings set forth in such
Item 4 seeks to amend, modify or enjoin the transactions contemplated by the Opinion Documents.

          11. Attached hereto as Exhibit AA are true, correct and complete copies of the resolutions duly adopted by the Board of Directors of the Borrower which constitute all the resolutions of the Board of Directors of the Borrower relating to the Amendments and the other Loan Documents; and all such resolutions are in full force and effect on the date hereof and have not been amended, modified or rescinded.


                                      1-3

          IN WITNESS WHEREOF, I have executed this certificate on this ____ day of November, 1996.



                                          _____________________________________
                                          Tammy L. Martin
                                          Secretary









                                      1-4

                                   SCHEDULE I

                              APPLICABLE CONTRACTS
                              --------------------



PHONETEL TECHNOLOGIES, INC.
---------------------------
1. Master Lease Agreement with The Edward J. DeBartolo Corporation for the installation of approximately 680 pay telephones with an expiration date of April 30, 1996.

2. Master Lease Agreement with The Cafaro Company for the installation of approximately 180 pay telephones with an expiration date of December 31, 2002.

3. Lease with Trebmal Construction Company relating to space in the Statler Office Tower which expires on December 31, 1997.

4. Agreements with Intellicall, Inc. for the provision of operator and long distance services.

5. Acquisition agreement between Amtel Communications Payphones, Inc. and various other companies for the purchase of certain pay telephone assets.

6.  Settlement Agreement with Daniel J. Moos.


WORLD COMMUNICATIONS, INC.
--------------------------
7. MCI Agreements for discounted long distance services for certain pay telephones.

8.  Contract with TelTrust for discounted operator services for telephones.

9. Lease Agreement with Bakewell Properties for office space expiring in June 1999.


PARAMOUNT COMMUNICATIONS SYSTEMS, INC.
--------------------------------------
10. Agreement between Broward County, Florida and Paramount Communications Systems, Inc. providing for the installation of approximately 250 public pay telephones and long distance services for Broward County public locations.

PHONETEL III, INC.
------------------

11. Certain Lease agreements between PhoneTel III, Inc. and Berthel Fisher Leasing.

12. Management Agreement between PhoneTel III, Inc. and PhoneTel Technologies, Inc.

                                  SCHEDULE II

                               APPLICABLE ORDERS
                               -----------------

Bankruptcy Order, dated August 29, 1996, certified by the Clerk of the United States Bankruptcy Court for the Southern District of California, in the bankruptcy case IN RE: ACI-HDT SUPPLY COMPANY (Consolidated Case No. 95-08253-All).

                                                             Exhibit E



                                                             [PHONETEL LOGO]


                          PHONETEL TECHNOLOGIES, INC.


                                          November 22, 1996

ING (U.S.) Capital Corporation,
  individually and as Agent
135 East 57th Street
New York, New York 10022
Attn:  Chief Credit Officer

Cerberus Partners, L.P.
950 Third Avenue, 20th Floor
New York, New York 10022

The Purchasing Lenders from time
  to time parties to the Credit
  Agreement referenced herein

          Re:  PhoneTel Technologies, Inc.

Ladies and Gentlemen:

        I am the General Counsel of PhoneTel Technologies, Inc., an Ohio corporation (the "Borrower"), Payphones of America, Inc., an Ohio corporation ("PhoneTel III"), Paramount Communications Systems, Inc., a Florida corporation ("Paramount"), Public Telephone Corporation, an Indiana corporation
("Public"), World Communications, Inc., a Missouri corporation ("World") and Northern Florida Telephone Corporation, a Florida corporation ("Northern", each of the Borrower, PhoneTel III, Paramount, Public, World and Northern, an "Opinion Party" and, collectively, the "Opinion Parties"), and am rendering this opinion to you in connection with the Seventh Amendment to Credit Agreement, dated as of November 19, 1996 (the "Amendment"), by and among the Borrower, the various lenders party thereto (the "Lenders") and ING (U.S.) Capital Corporation (formerly known as Internationale Nederlanden (U.S.) Capital Corporation) ("ING") as agent for the Lenders (the "Agent"). This opinion is being delivered pursuant to Section 9 of the Amendment. All capitalized terms used and not defined herein shall have the meanings ascribed to them in the Credit Agreement dated as of March 15, 1996 among the

Borrower, the Lenders party thereto and the Agent, as amended pursuant to the First, Second, Third, Fourth, Fifth and Sixth Amendments thereto and the Amendment (as so amended, the "Credit Agreement").

        For purposes of the opinions expressed herein, I have examined copies of the following documents (items 1 through 4 below are collectively referred to herein as the "Opinion Documents").

        1. the Amendment and the Credit Agreement (as amended by the Amendment);

        2. the Revolving B Note, dated as of even date herewith, payable to the order of Cerberus Partners, L.P. in the original principal amount of $3,375,000;

        3. the Revolving B Note, dated as of even date herewith, payable to the order of ING in the original principal amount of $3,375,000;

        4.      the Acknowledgment and Consent attached to the Amendment; and

        5. such other documents as we have deemed necessary or appropriate as a basis for the options set forth below.

        In addition, I have examined original, photostatic or certified copies of such other corporate records of the Opinion Parties, certificates of public officials and of officers of the Opinion Parties and such other agreements, instruments and documents as I have deemed necessary as a basis for the opinions expressed below.

        In my examination I have assumed the genuineness of all signatures (other than those of officers of the Opinion Parties) including endorsements, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which I did not independently establish or verify, I have relied upon representations of the Opinion Parties and of public officials.

        Unless otherwise indicated herein, the following terms shall have the following meanings when used herein.

        (i) "Applicable Laws" shall mean those laws, rules and regulations of the State of Ohio, which in my experience, are normally applicable to transactions of the type contemplated by the Opinion Documents;

        (ii) "Governmental Approval" shall mean any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority pursuant to Applicable Laws; and

        (iii) "Governmental Authority" shall mean any Ohio executive, legislative, judicial, administrative or regulatory body.

        Based upon the foregoing, and subject to the qualifications and assumption set forth herein, I am of the opinion that:

        1. Each of the Borrower and PhoneTel III is a corporation validly organized and existing and in good standing under the laws of the State of Ohio, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where the failure to qualify could result in a Material Adverse Change. Each of the Borrower and PhoneTel III has the requisite power and authority, and holds all governmental licenses, permits and other approvals required under the laws of the State of Ohio to own and hold under lease its property and to conduct its business as currently conducted by it, except for governmental licenses, permits and other approvals the absence of which will not result in a Material Adverse Change in the Borrower, PhoneTel III or their respective businesses.

        2. Each of the Borrower and PhoneTel III has the requisite corporate power and authority under the laws of the State of Ohio to enter into and perform its obligations under each Opinion Document executed by it.

        3. Each Opinion Document to which an Opinion Party is a party has been duly executed and delivered by such Opinion Party. The execution and delivery by each Opinion Party of each Opinion Document executed by it, and the performance by such Opinion Party of its obligations thereunder, (a) have been duly authorized by all necessary corporate action, (b) do not require any Governmental Approval under the Applicable Laws of the State of Ohio, (c) do not and will not result in a violation of, or constitute a default under, any provision of its Articles of Incorporation or Code of Regulations, and (d) do not violate any provision of Applicable Law.

        4. No Governmental Approvals (except as heretofore have been obtained or made) by any Governmental Authority of the State of Ohio is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Opinion Document executed by any Opinion Party or (ii) the legality, validity, binding effect or enforceability of any such Opinion Document.

        5. No Opinion Party is subject to any regulation under the Applicable Laws of the State of Ohio limiting its ability to incur Indebtedness or to execute, deliver or perform the Opinion Documents executed by it.

        6. Except as set forth in Item 4 ("Litigation") of the Disclosure Schedule, to my knowledge there is no pending or threatened litigation, arbitration or governmental investigation, proceeding or inquiry against any Opinion Party or to which any of the properties, assets or revenues of any Opinion Party is subject which, if adversely determined, could result in a Material Adverse Change or could impair such Opinion Party's ability to perform its obligations under the Opinion Documents to which it is a party. To my knowledge, none of the proceedings set forth in such Item 4 seeks to amend, modify or enjoin the transactions contemplated by the Opinion Documents.

        I am a member of the bar of the State of Ohio, and express no opinion as to any laws other than the laws of the State of Ohio as they exist on the date of this opinion.

        This opinion is furnished by me pursuant to Section 9 of the Amendment for the sole benefit of the addressees and their respective counsel, and may not be used or relied upon by any other Person or in connection with any other transaction without my prior written consent as required or requested by a Governmental Authority or representative thereof or pursuant to legal process.

        This opinion is given as of the date hereof and I undertake no obligation to update this opinion after such date.


                                        Very truly yours,


                                        /s/ Tammy L. Martin
                                            General Counsel

                         PhoneTel Technologies, Inc.
                              Use of Proceeds of
              November 21, 1996 Additional Advance of $2 Million
                              (amounts in 000's)


                                Amount
Deposits for Acquisitions
        Cherokee                  $520 Due at Signing of Purchase Agreement
        Texas Coin Phone           150 Due at Signing of Purchase Agreement
                                ------
                                   670
                                ------

Advance Commissions
        BART                       250 Due at Signing of Contract Extension
        Broward County              15 Contract Provisions
                                ------
                                   265
                                ------



                                ------
Phone Bills                        526
                                ------


Other aged accounts payable        539
(Operating expenses, other than
  commissions and phone bills,
    plus financing fees)
                                ------
                                $2,000
                                ======




Copies To:  Seth Plattus
            Steve Fleenor
            Peter Graf
            Tammy Martin


Prepared by:  R. Kebert
              11/21/96


                                      1